SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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HASTINGS ENTERTAINMENT, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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3601 Plains Boulevard

Amarillo, Texas 79102

May 4, 2012

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Hastings Entertainment, Inc. (the “Annual Meeting”) to be held at the Hastings Store Support Center on Wednesday, May 30, 2012, at 4:00 p.m., central daylight saving time. The Store Support Center is located at 3601 Plains Boulevard in Amarillo, Texas 79102.

The attached Notice of Annual Meeting and Proxy Statement describe fully the formal business to be transacted at the Annual Meeting. During the Annual Meeting, shareholders will consider and vote upon the election of two members of the Board of Directors, the adoption of the Hastings Entertainment, Inc. 2012 Stock Grant Plan for Outside Directors, the adoption of the Hastings Entertainment, Inc. 2012 Stock Option Plan for Outside Directors and the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2012.

Many of our directors and officers will be present at the Annual Meeting and will be available to respond to any questions you may have. I hope you will be able to attend.

We urge you to review carefully the accompanying material and to promptly return the enclosed proxy card or vote by telephone or via the Internet as instructed on your proxy card. Voting by proxy, telephone or Internet will not prevent you from voting in person at the Annual Meeting.

Sincerely,

/s/ John H. Marmaduke
JOHN H. MARMADUKE
Chairman of the Board

3601 Plains Boulevard

Amarillo, Texas 79102

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 30, 2012

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Hastings Entertainment, Inc. will be held on Wednesday, May 30, 2012, at 4:00 p.m., central daylight saving time at the Hastings Store Support Center, located at 3601 Plains Boulevard in Amarillo, Texas, for the following purposes:

(1)	to elect two directors to our Board of Directors for a term expiring in 2015;

(2)	to approve the Hastings Entertainment, Inc. 2012 Stock Grant Plan for Outside Directors;

(3)	to approve the Hastings Entertainment, Inc. 2012 Stock Option Plan for Outside Directors;

(4)	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2012; and

(5)	to consider such other business as may properly come before the Annual Meeting or any adjournments thereof.

Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

The close of business on April 2, 2012, was fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

Shareholders are urged to vote by completing, dating, signing and returning the enclosed proxy card in the accompanying envelope, which does not require postage if mailed in the United States, by telephone or via the Internet as instructed on the proxy card. Voting by proxy, telephone or Internet will not prevent shareholders from voting in person at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON MAY 30, 2012

Our Proxy Statement, 2011 Annual Report, and Annual Report on Form 10-K for the fiscal year ended January 31, 2012 are available online at http://phx.corporate-ir.net/phoenix.zhtml?c=109628&p=proxy. In accordance with Securities and Exchange Commission rules, this website provides complete anonymity with respect to any shareholder accessing it.

By Order of the Board of Directors,

/s/ Angie Knight
ANGIE KNIGHT
Corporate Secretary

Amarillo, Texas
May 4, 2012

PROXY STATEMENT

Hastings Entertainment, Inc.

3601 Plains Boulevard

Amarillo, Texas 79102

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 30, 2012

GENERAL QUESTIONS AND ANSWERS

Q:	When is the Proxy Statement being mailed and who is soliciting proxies?

A:	This Proxy Statement is first being mailed on or about May 4, 2012, to shareholders of the Company by the Board of Directors to solicit proxies for use at the Annual Meeting.

Q:	When is the Annual Meeting and where will it be held?

A:	The Annual Meeting will be held on Wednesday, May 30, 2012, at 4:00 p.m. central daylight saving time at the Hastings Store Support Center. The Store Support Center is located at 3601 Plains Boulevard in Amarillo, Texas.

Q:	Who may attend the Annual Meeting?

A:	All of our shareholders may attend the Annual Meeting.

Q:	Who is entitled to vote?

A:	Shareholders of record as of the close of business on April 2, 2012, which is referred to as the record date, are entitled to vote at the Annual Meeting. Each share of our common stock is entitled to one vote.

Q:	On what am I voting?

A:	You will be voting on:

•	the election of two directors to the Board of Directors for a term expiring in 2015;

•	to approve the Hastings Entertainment, Inc. 2012 Stock Grant Plan for Outside Directors;

•	to approve the Hastings Entertainment, Inc. 2012 Stock Option Plan for Outside Directors;

•	the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2012; and

•	any other business that may properly come before the Annual Meeting or any adjournments thereof.

Q:	How do I vote?

A:	You may vote by attending the Annual Meeting or, if you choose not to attend, by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope, by telephone or via the Internet, as instructed on the proxy card. If you vote by proxy and then decide to attend the Annual Meeting, you may revoke your proxy by voting in person.

All shares represented by valid proxies, unless the shareholder otherwise specifies, will be voted:

•	FOR the election of the persons named as nominees for election as director for a term expiring in 2015 under the caption “Proposal No. 1: Election of Two Directors;”

•	FOR the approval of the Hastings Entertainment, Inc. 2012 Stock Grant Plan for Outside Directors;

•	FOR the approval of the Hastings Entertainment, Inc. 2012 Stock Option Plan for Outside Directors;

•	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2012; and

•	at the discretion of the proxy holders with regard to any other matter that may properly come before the Annual Meeting or any adjournments thereof.

If you properly specify how your proxy is to be voted, your proxy will be voted accordingly. The proxy may be revoked at any time by either providing written notice of revocation to Angie Knight, Corporate Secretary, Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas 79102, or by attending the Annual Meeting and voting in person. If you sign and send your proxy but do not indicate how you want to vote, your proxy will be voted FOR the four proposals.

Q:	If I abstain from voting or withhold authority to vote for the proposals, will my shares be counted in the vote?

A:	If you abstain from voting or elect to withhold authority to vote for the proposals, your shares will not be counted in the vote.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	Your broker is required to vote your shares in accordance with instructions received from you. Except as provided in the following paragraph, your broker may vote your shares on the proposals if your broker does not receive instructions from you, but is not required to do so. To be sure your shares are voted, you should instruct your broker on how to vote your shares using the instructions provided by your broker. If you do not instruct your broker how to vote your shares, your shares may not be counted in the vote on any of the proposals.

Please note that brokers may no longer use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients. Please vote your proxy so your vote can be counted.

Q:	What does it mean if I receive more than one proxy card?

A:	If you receive more than one proxy card, it is because your shares are in more than one account. You will need to sign and return all proxy cards to ensure that all your shares are voted.

Q:	Who will count the vote?

A:	Representatives of Mellon Investor Services, Inc., our transfer agent, will tabulate the votes and act as inspectors of election.

Q:	What constitutes a quorum?

A:	As of the record date, 8,241,747 shares of our common stock were issued and outstanding. Holders of a majority of the issued and outstanding shares present, in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. If you submit a properly executed proxy card, you will be considered part of the quorum. Votes that are withheld and broker non-votes will be counted towards a quorum but will be excluded from, and have no effect on the outcome of, the matters to be voted upon.

Q:	What is the required vote for the election of a director?

A:	The nominees for election as directors at the Annual Meeting who receive the highest number of “FOR” votes will be elected as directors. This is called plurality voting.

Q:	How much did this proxy solicitation cost?

A:	The entire cost of the proxy solicitation will be borne by the Company. We have hired Mellon Investor Services, Inc. to assist in the distribution of proxy materials and solicitation of votes at a cost of approximately $6,000, plus out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of common stock. Our executive officers and regular employees may also solicit proxies, but they will not be specifically compensated for such services.

PROPOSAL NO. 1: ELECTION OF TWO DIRECTORS

Our Board of Directors (the “Board”) is divided into three classes, including two classes consisting of two directors and one class consisting of one director. Members of each class of directors generally serve for a term of three years. A director serves until the Annual Meeting of Shareholders in the year in which his or her term expires or until his or her successor is elected and qualified or until the earlier of his or her resignation, death or removal.

The terms of Messrs. John H. Marmaduke and Jeffrey G. Shrader expire at this Annual Meeting, and the Board has nominated each for reelection as a director to serve for a three-year term expiring at our Annual Meeting in 2015, or until a successor is elected and qualified or until the resignation, death or removal of Mr. Marmaduke or Mr. Shrader. In order to be elected a director, a nominee must receive a plurality of the votes of the shares of common stock having voting power present or represented by proxy at the Annual Meeting.

Each nominee has indicated his willingness to serve as a member of the Board if elected; however, if a nominee becomes unavailable for election to the Board for any reason not presently known or contemplated, the proxy holders have discretionary authority to vote the proxy for a substitute nominee. Proxies cannot be voted a greater number of persons than the number of nominees set forth herein.

Set forth below is information as to the nominees for election at the Annual Meeting, and each of the directors whose term of office will continue after the Annual Meeting, including their ages, present principal occupations, other business experiences during the last five years, membership on committees of the Board and directorships in other companies.

The Board recommends a vote FOR the nominees listed below for election as directors (Proposal 1 on the proxy card.)

Nominees for Election to the Board of Directors

John H. Marmaduke, age 64, has served as Hastings’ President and Chief Executive Officer since July 1976 and as Chairman of the Board since October 1993. He is a member of our Executive Committee. Mr. Marmaduke also serves on the Board of Directors of Entertainment Merchants Association. Mr. Marmaduke received the 1998 Ernst & Young Entrepreneur of the Year award for the Southwest Retail/Consumer Products Industry. Mr. Marmaduke has been active in the entertainment retailing industry with us and our predecessor company for over 40 years.

Jeffrey G. Shrader, age 61, has served as a director of Hastings since October 1992 and is a member of our Compensation Committee and Executive Committee. Mr. Shrader has been a shareholder in the law firm of Sprouse Shrader Smith, P.C. in Amarillo, Texas since January 1993. Mr. Shrader served as a director of Parallel Petroleum Corporation from 2001 until 2009 and Chairman of its Board of Directors from August 2007 to December 2009, when Parallel Petroleum Corporation was acquired by a private company.

Other Directors Whose Terms of Office Continue After the Annual Meeting

Frank O. Marrs, age 67, has served as a director of Hastings since April 2003 and is the Chairman of our Audit Committee and a member of our Director Nominating Committee and Executive Committee. Mr. Marrs’ current term as director expires in 2014. Mr. Marrs has served as Chief Executive Officer of Gupton Marrs International, a risk-management advisory firm, since 2001. Prior to that, Mr. Marrs was employed by KPMG LLP, an accounting and advisory firm, serving in several leadership positions, including National Managing Partner of Audit.

Ann S. Lieff, age 60, has served as a director of Hastings since December 2001 and is a member of our Audit Committee, our Compensation Committee, and our Director Nominating Committee. Ms. Lieff’s current term as director expires in 2013. Ms. Lieff is the founder of The Lieff Company, a business consulting firm, and has been its President since 1998. Ms. Lieff currently serves as a board member of Herzfeld Caribbean Basin Fund, Inc. and as a board member and audit committee member of Furniture Brands International, Inc., a designer, manufacturer and retailer of home furnishings. Ms. Lieff also served as a board member of Birks & Mayors Inc., a leading North American luxury jewelry brand which designs, develops, manufactures and retails fine jewelry, time pieces, sterling silver and gifts, from 2002 through 2011 and as a board member of Claires Stores, Inc., a costume jewelry and accessory retailer, from 2003 through 2007.

Danny W. Gurr, age 54, has served as a director of Hastings since September 2005 and is the Chairman of our Compensation Committee and a member of our Audit Committee and our Director Nominating Committee. Mr. Gurr’s current term as director expires in 2013. Mr. Gurr is a management consultant and has served as a director of Cost Plus, Inc., a leading specialty retailer of casual home living and entertaining products, since 1995. He also served as interim President of Cost Plus, Inc. during 2005. Since September 2004, Mr. Gurr has served as Director and President of Make Believe Ideas, Inc., a publisher of children’s books. Mr. Gurr also serves as Director of Millennium House, an Australian publishing company. From January 2002 until July 2003, Mr. Gurr served as the President of Quarto Holdings, Inc., a leading international co-edition publisher.

CORPORATE GOVERNANCE

Board Leadership Structure

Mr. Marmaduke serves as both Chairman and Chief Executive Officer for Hastings. We feel that Mr. Marmaduke’s combined roll as Chairman and Chief Executive Officer promotes unified leadership and direction for the Board of Directors and Hastings’ executive management and allows for a single, clear focus for the chain of command to execute the Company’s key strategic initiatives and business plans.

While the roles of Chairman and Chief Executive Officer are combined, our independent directors meet in executive session in conjunction with regularly scheduled Board of Directors meetings and more frequently as deemed necessary. In these meetings, the independent directors are able to speak freely, without the influence of management.

Elected by our non-management directors, Mr. Shrader, an independent, non-management director, serves as Lead Director. The Lead Director presides at regularly scheduled executive sessions of non-management directors. The responsibilities of the Lead Director include the following:

•	preside at all meetings of the Board of Directors where the Chairman is not present;

•	preside at all executive sessions of the independent directors;

•	call meetings of the independent directors, as deemed necessary;

•	meet on a regular basis with the Chief Executive Officer;

•	serve as the liaison between the Chief Executive Officer and the independent directors;

•	approve meeting agendas and schedules for the Board of Directors;

•	review information sent to the Board of Directors; and

•	meet with shareholders as necessary.

Director Independence

The NASDAQ Stock Market LLC (“NASDAQ”) has adopted independence standards for companies listed on NASDAQ, including Hastings. These standards require that a majority of the Board and each member of the audit, compensation and director nominating committees be “independent” within the meaning of the standards, subject to certain limited exceptions. The Board, applying the NASDAQ standards, has determined that four of our five directors, Ms. Lieff and Messrs. Gurr, Shrader and Marrs, are independent and that no relationship exists as to any such independent director that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out his or her responsibilities. In addition, each member of the Audit Committee qualifies under the special standards established by the Securities and Exchange Commission (“SEC”) for members of audit committees. Accordingly, the Board has determined that the Board of Directors and committees of Hastings meet applicable independence standards of NASDAQ and the SEC.

Board of Directors’ Role in Risk Oversight

Our Board of Directors oversees the business of the Company, including Chief Executive Officer and executive management performance and risk management, to assure that the long-term interests of shareholders are being served. Management routinely meets with the Board of Directors to discuss and review significant business risks and Company strategies. Additionally, executive management presents the Company’s five-year strategic plan to the Board on an annual basis for review.

While the Board of Directors retains the primary oversight responsibility for the risk management process, certain committees of the Board also have responsibility for risk management. The Audit Committee focuses on assessing and mitigating financial risk, including internal controls, and receives an annual risk assessment report, primarily relating to Sarbanes-Oxley Section 404 and financial risks, from the Company’s internal auditors. Additionally, the Audit Committee, during a meeting with management in December 2009, requested from the Director of Internal Audit that a formal enterprise-wide risk report be prepared, which was presented to the Audit Committee and the full Board of Directors at their respective meetings on March 25, 2010. The enterprise-wide risk report allows the Audit Committee to monitor not only financial risks, but also strategic, operational and compliance related risks that the Company faces. An enterprise-wide risk analysis is presented to the Audit Committee quarterly, and an in-depth review of the enterprise-wide risk report is presented to the Audit Committee annually. In addition to the Audit Committee’s role in risk management, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior that is consistent with the Company’s business strategy.

Nomination of Directors

Minimum Qualifications of Directors

We have not adopted specific qualification criteria for directors except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including, but not limited to, the independence requirements of the NASDAQ and the SEC, as applicable. Nominees for director will be selected on the basis of outstanding achievement in their personal careers; wisdom; integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to Board duties. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Director Nominating Committee believes that each director should have an understanding of (i) our principal operational and financial objectives and plans and strategies, (ii) the results of operations and financial condition of Hastings and our business, and (iii) the relative standing of Hastings and our product categories in relation to our competitors.

Director Nomination Process

The Director Nominating Committee is responsible for making recommendations to the Board regarding nominees for election to the Board. It seeks to identify and recruit the best available Board candidates by evaluating qualified Board candidates submitted by incumbent directors, shareholders, Hastings’ management or third party search firms. When it is necessary to fill a Board vacancy or elect an additional Board member, the Director Nominating Committee will request that each incumbent director submit a list of potential candidates for consideration. The Director Nominating Committee also will consider candidates submitted by shareholders (see “Consideration of Shareholder Nominated Directors” below), or submitted by our management. If the Director Nominating Committee deems it necessary, it will retain an independent third party search firm to provide potential candidates. The Director Nominating Committee will then evaluate each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he or she is qualified to serve on the Board. Each nominee should possess professional and personal experiences and expertise relevant to our retail environment. Additionally, though the Director Nominating Committee does not have a formal policy with respect to the consideration of diversity in identifying nominees, as a matter of practice the Director Nominating Committee considers the contribution that each nominee would make to the board of directors’ overall diversity. We consider diversity to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds. The Director Nominating Committee will evaluate qualified shareholder nominees on the same basis as those submitted by Board members, our management, third party search firms or other sources.

If the process yields one or more desirable Board candidates, the Director Nominating Committee will rank them by order of preference based on each candidate’s respective qualifications and our Company’s needs. A member of the Director Nominating Committee will then contact the preferred candidate or candidates to evaluate their potential interest and schedule an interview with the entire Director Nominating Committee. All interviews will be held in person and will be conducted by the Director Nominating Committee members. Based upon interview results and appropriate background checks, the Director Nominating Committee will re-evaluate the candidate at a committee meeting and vote on its recommendation to the Board. If a majority of the Director Nominating Committee members vote to recommend the candidate, the Board will be promptly notified of such recommendation.

When nominating a sitting director for re-election at an annual meeting, the Director Nominating Committee will consider the director’s performance on the Board and the director’s qualifications in respect of the criteria referred to above. The Director Nominating Committee may determine that it is not necessary to meet formally in order to conduct this evaluation.

Consideration of Shareholder Nominated Directors

The Director Nominating Committee will consider potential nominees submitted by shareholders, and, if nominated by the Committee and our Board, such persons will be included in our proxy statement. Any shareholder may submit a candidate for consideration by sending the following information to the Corporate Secretary, Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas 79102: (i) shareholder’s name, number of shares owned, length of period held, and proof of ownership; (ii) name, age and address of candidate; (iii) a detailed resume describing, among other things, the candidate’s educational background, occupation, employment history for at least the previous five years, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.); (iv) a supporting statement which describes the candidate’s reasons for seeking election to the Board; (v) a description of any arrangements or understandings between the candidate and Hastings; (vi) the other information required to be provided by such shareholder pursuant to Section 2.5(b) of our Amended and Restated Bylaws (our “Bylaws”) and (vii) a signed statement from the candidate, confirming his/her willingness to serve on the Board. In order for our Board to consider a candidate submitted by a shareholder, the foregoing information must be received not less than 90 days, nor more than 120 days, prior to a meeting of shareholders for the election of Directors; provided, that if less than 40 days’ notice of such meeting is given to shareholders, the foregoing information must be received no later than the 10th day following the day on which notice of the date of such meeting was mailed or publicly disclosed. The Corporate Secretary will promptly forward such materials to a member of the Director Nominating Committee. The Corporate Secretary also will maintain copies of such materials for future reference by the Director Nominating Committee when filling Board positions.

Shareholder Nominations of Directors

Section 2.5 of our Bylaws also permits a shareholder to propose a candidate at an annual meeting of shareholders who is not otherwise nominated by the Board of Directors through the process described above if the shareholder complies with the advance notice, information and consent provisions contained in our Bylaws. To comply with the advance notice provision of our Bylaws, a shareholder who wishes to nominate a director at the 2013 Annual Meeting must provide written notice not less than fifty days prior to such meeting. The notice must contain the information required by Section 2.5(a) of our Bylaws. A shareholder may contact our Corporate Secretary to obtain a copy of Section 2.5(a).

Shareholder Communication with the Board of Directors

Shareholders and other interested persons seeking to communicate with the Board should submit any communications in writing to the Corporate Secretary, Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas 79102. Any such communication must state the number of shares beneficially owned by the shareholder making the communication. The Corporate Secretary will forward such communication to the full Board or to any individual director or directors to whom the communication is directed.

Code of Conduct

The Company has adopted a Code of Conduct, which is applicable to and signed by all executive officers and associates upon beginning employment with the Company. The Code of Conduct is currently available on our website, www.goHastings.com. The Audit Committee Charter, the Compensation Committee Charter, the composition of each Board committee and director biographies are also available on our website.

MEETINGS AND COMMITTEES OF THE BOARD

Meetings of Independent Directors

Our independent directors meet in executive session in conjunction with regularly scheduled Board of Directors Meetings and more frequently as deemed necessary.

Board Meetings

During fiscal 2011, our Board held thirteen meetings, nine of which were telephonic. During fiscal 2011, each incumbent director participated in at least 82% of the aggregate number of meetings of the Board and applicable Committee meetings held during the period for which he or she was a director.

Committees

Our Board has an Audit Committee, a Compensation Committee, a Director Nominating Committee, and an Executive Committee.

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The Audit Committee undertakes a variety of activities designed to assist our Board in fulfilling its oversight role regarding the professional services and independence of Hastings’ independent registered public accounting firm and our accounts, procedures and internal controls. The Audit Committee acts pursuant to a charter that was adopted and became effective December 5, 2003. The Audit Committee is responsible for (i) appointing the independent registered public accounting firm, (ii) reviewing the scope of, and approving in advance the fees for, the annual audit and any non-audit services, (iii) reviewing with Hastings’ independent registered public accounting firm Hastings’ corporate accounting practices and policies, (iv) reviewing Hastings’ independent registered public accounting firms’ final report, (v) establishing the scope of procedures for, supervising and evaluating the internal audit department, (vi) reviewing with internal auditors and the independent registered public accounting firm overall accounting and financial controls, (vii) being available to the independent registered public accounting firm during the year for consultation purposes, (viii) reviewing the annual audited and quarterly unaudited financial statements with management and the independent registered public accounting firm, including disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” (ix) approving our earnings press releases and reviewing with the Chief Financial Officer financial information and earnings guidance provided by Hastings; (x) discussing with the independent registered public accounting firm all matters required by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T, “Communication with Audit Committees;” and (xi) establishing and maintaining procedures for receiving, retaining and tracking confidential and anonymous complaints about our accounting, internal controls or other auditing matters.

The current members of our Audit Committee are Frank O. Marrs (Chair), Ann S. Lieff, and Danny W. Gurr. All current members of the Audit Committee are independent as defined by the relevant rules of the SEC and NASDAQ. In addition, the Board has determined that each current member of the Audit Committee is financially literate and that Mr. Marrs is an “audit committee financial expert” as defined by regulations promulgated by the SEC. During fiscal 2011, the Audit Committee met nine times.

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The Compensation Committee, among other things, recommends the compensation of our executive officers and recommends grants of options and other awards under our incentive stock plans for consideration by the Board of Directors. See the “Compensation Discussion and Analysis” Section of this annual proxy statement. Compensation Committee members for fiscal 2011 were Danny W. Gurr (Chair), Ann S. Lieff, and Jeffrey G. Shrader, all of whom were eligible to serve on the Compensation Committee under the NASDAQ independence standards during the period of their respective service. The Compensation Committee acts pursuant to a Charter that was adopted and became effective April 20, 2005. The Compensation Committee met four times in fiscal 2011.

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The Director Nominating Committee formally nominates individuals for consideration as directors and makes recommendations to the Board of Directors regarding the size, composition and committees of the Board. A charter has not yet been adopted for the Director Nominating Committee. The current members of the Director Nominating Committee are Ann S. Lieff, Danny W. Gurr, and Frank O. Marrs, all of whom meet the independence standards of NASDAQ. The Director Nominating Committee did not meet during fiscal 2011.

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The Executive Committee was reestablished in fiscal 2006. The Executive Committee has the authority, between meetings of the Board of Directors, to take all actions with respect to the management of the Company’s business that require action by the Board of Directors, except with respect to certain specified matters that by law must be approved by the entire Board of Directors. A charter has not yet been adopted for the Executive Committee. The current members of the Executive Committee are Frank O. Marrs, Jeffrey G. Shrader, and John H. Marmaduke. The Executive Committee did not meet during fiscal 2011.

Compensation Committee Interlocks and Insider Participation

The current members of our Compensation Committee are Messrs. Gurr and Shrader, and Ms. Lieff. There are no compensation committee interlocks, as defined in applicable SEC rules. No officer or former officer of Hastings is a member of the Compensation Committee.

Board Attendance at the Annual Meeting

Though Hastings does not have a formal policy regarding Board attendance at annual meetings of our shareholders, our Board members are encouraged to attend the Annual Meeting of Shareholders, and we generally schedule a Board meeting on the same day as the Annual Meeting to facilitate their attendance. All five current board members were in attendance for the 2011 Annual Meeting, held on June 8, 2011.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee of the Board has responsibility for establishing, implementing, and continually monitoring adherence with the Company’s compensation philosophy. The Committee ensures that the total compensation paid to the Company’s executives is fair, reasonable and competitive.

Compensation Philosophy and Objectives

Our compensation program is designed to attract, motivate, reward and retain management talent that Hastings needs in order to achieve its business goals. We intend to reward executives for achieving short-term and long-term goals, to link executive and shareholder interests through equity-based compensation and to provide a compensation package that recognizes individual contributions and company performance. A meaningful portion of each executive’s total compensation is intended to be based and contingent upon our annual and long-term performance.

Our success depends on attracting and retaining executives who have developed the skills and expertise required to lead and manage a multimedia entertainment retailer. Our philosophy is to provide our executives with competitive base salaries, rewards for performance and accomplishments on a semi-annual basis and incentives to meet long-term objectives.

Role of Executives in Establishing Compensation

Of our named executive officers, only our Chief Executive Officer provides the Compensation Committee with his recommendations for changes to compensation packages or policies of the other named executive officers. The Compensation Committee values the Chief Executive Officer’s opinion as to compensation decisions because he is in a position to see the day-to-day activities of the named executive officers reporting directly to him and because he desires to preserve the competitiveness of our compensation packages in relation to peer companies.

Impact of Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), generally limits the federal tax deductibility of compensation paid to our Chief Executive Officer and our four other highest paid officers to $1,000,000, but it provides an exception to the limitation for certain performance-based compensation. While we believe that the compensation paid under our plans should be fully deductible for federal income tax purposes, the Compensation Committee retains the authority to evaluate the performance of our named executive officers and pay appropriate compensation, even if some compensation will not be deductible under Section 162(m).

Compensation Components

We pay for performance based on an individual’s level of responsibility. We motivate performance by recognizing the performance period’s results and by providing incentives for improvement in the future. The four major components of our compensation program are base salary, incentive bonus awards made on a semi-annual basis, long-term incentive awards and supplemental executive retirement plan contributions. Although not a major portion of compensation, we also provide our executive officers and some other employees with certain other benefits such as a health club membership, country club dues, reimbursement for membership dues in business related organizations and limited administrative assistance for personal use, among other items. The Compensation Committee does not consider the monetary value of these additional benefits to be material. When an actual cost is associated with a benefit, such as a health club membership, that cost is included in the total compensation shown for the executive in the Summary Compensation Table provided below.

Base Salary. Our compensation philosophy is to make cash compensation competitive with other companies of comparable size and operating locations in order to help motivate and retain executive officers and provide a strong incentive to achieve our specific goals. Initially, other than his own base salary, our Chief Executive Officer recommends base salary amounts to the Compensation Committee. Since our general headquarters and most of our retail operations are not located in large metropolitan areas, our salary ranges are targeted at the median level of our peer group. In determining the base salaries of executives, the Compensation Committee considers a variety of factors, including our Company’s overall financial performance, competitive positioning (comparing Hastings’ salary structure with salaries paid by other companies, including entertainment and non-entertainment retailing companies) and our business performance. We also consider a number of objective and subjective factors unique to each individual, including the executive’s performance, job responsibilities, current and long-term value to Hastings, length of service and qualifications. These factors vary in importance and are not necessarily weighted equally. Periodically, the Compensation Committee, with the help of the Company’s Human Resources Department, undertakes a market evaluation of the compensation of the Company’s executives. The most recent market evaluation was performed during fiscal 2010, with data provided by the Economic Research Institute (“ERI”). On August 1, 2011, the Company changed the base salary for executives with an annual pay raise. The following table reports the total minimum compensation for each named executive officer before and after August 1, 2011.

	Total Minimum Compensation Prior to 08/01/11	Total Minimum Compensation After 8/01/11
John H. Marmaduke Chairman, President, and CEO	$442,000	$450,840
Dan Crow Vice President of Finance and CFO	$239,701	$244,494
Alan Van Ongevalle Executive Vice President of Merchandising	$250,000	$255,000
Scott Voth Vice President of Store Operations	$175,000	$200,000
Kevin Ball Vice President of Marketing	$178,800	$182,376

Incentive Awards Made on a Semi-Annual Basis. A portion of an executive officer’s income is based upon the Corporate Officer Incentive Program (“COIP”). This program provides for an incentive cash payment (“ICP”) to be paid to an executive officer (participant) based upon the Company’s achieving certain financial incentive targets. The index amount of the ICP for a participant is expressed as a percentage of the participant’s base salary. Generally, the higher the level of an officer’s responsibility with Hastings, the greater the index percentage will be.

Each fiscal year is divided into two separate six-month performance periods, and an ICP is determined for each period. A participant’s ICP presently may be as high as 295% or as low as 0% (performance percentage) of the participant’s index amount depending upon the degree the Company exceeds or fails to achieve the financial incentive target for the performance period. In order to obtain the maximum ICP of 295%, the Company must achieve financial targets 42.5% in excess of planned financial targets for the period. Amounts payable under the COIP are variable, and thus a significant portion of each officer’s annual compensation is essentially “at risk”. By placing a certain amount of direct pay “at risk” we are able to align executive compensation with shareholder interests. “At risk” means an executive will not realize a value unless certain performance goals are met.

The Compensation Committee made no changes to bonus percentages during fiscal 2011 with respect to the named executive officers.

For each of the performance periods in fiscal 2011, the financial incentive targets for COIP were based upon comparable-store revenue growth and operating income growth benchmarked against the Company’s internal budget. Stores included in the comparable-store revenue calculation are those stores that have been open for a minimum of 60 weeks. Operating income is defined as income before taxes, interest, and other non-operating items. Within 90 days after the end of each performance period, each participant’s base salary for the performance period is multiplied by the participant’s index percentage and by the performance percentage to determine the participant’s ICP for the performance period in question. Due to seasonality in our revenues and operating income, the Compensation Committee implemented a weighting factor to the payout of ICP amounts. For the first six-month performance period, each participant’s ICP payout is multiplied by 75%, and for the second six-month period each participant’s ICP payout is multiplied by 125%. In fiscal 2011, the performance percentage realized was 0% for both six month periods.

The Compensation Committee is authorized to amend or make variations from the approved COIP performance grid if the Compensation Committee determines that applying the grid does not fairly compensate executives for Company performance. Additionally, the Compensation Committee has bestowed upon the CEO the authority to grant one-time discretionary bonuses, not to exceed $25,000, in total, for the first six-month performance period and $50,000, in total, for the second six-month performance period, in order to reward individual members of the executive team who have performed “above and beyond” all expectations during each respective performance period.

Long-term Incentive Awards. Long-term incentive awards are intended to develop and retain strong management through Company stock ownership. Stock options, grants, and restricted stock units are the primary long-term incentives granted to executive officers and some of our other key employees. The Compensation Committee believes that a significant portion of officers’ compensation should depend on value created for the shareholders. Options, performance based restricted stock, and restricted stock unit grants are an excellent way to accomplish this because they tie the officers’ interests directly to the shareholders’ interests. Relative to other types of equity awards, stock options generally provide our executive officers and employees with a better incentive to grow our stock price because optionees will realize value from the stock options only to the extent that our stock price increases.

The number of options, performance based restricted stock awards, or restricted stock units granted to officers is based upon individual performance and level of responsibility. Option grants, performance based restricted stock grants, and restricted stock unit grants must be of sufficient size to provide a strong incentive for executives to work for long-term business interests and to become significant owners of the business. The Compensation Committee reviews information for long-term compensation awards and endeavors to make grants that provide the necessary incentive to attract and retain qualified executives. Stock options, performance-based stock grants, and restricted stock unit grants are reviewed annually by the Compensation Committee during its December meeting. Generally, at that time, any new options, restricted stock awards, or restricted stock units will be awarded based upon the Compensation Committee’s review and evaluation. From time to time, the Compensation Committee may defer a decision for a period of time to perform further analysis before awarding any new options, performance based restricted stock awards, or restricted stock units.

Supplemental Executive Retirement Plan (“SERP”). In fiscal 2006, the Company adopted a nonqualified deferred compensation SERP to serve as supplemental income for executives who retire from the Company. For each executive 50 years or older, 10% of his or her annual salary and bonus will be contributed yearly to the participant’s SERP account. For each executive under 50 years old, 5% of his or her annual salary and bonus will be contributed. For each executive whose age and service totaled 60 years at December 31, 2006, the Company, for the five years beginning with 2006 and ending with 2010, contributed an additional 10% of the participant’s annual salary and bonus. A participant will be fully vested in his or her SERP account when the participant’s age plus his or her years of service total 60 years, or upon death, disability, or involuntary termination without cause. The Company will credit interest to each participant’s account at an annual rate equal to the Moody’s Long-Term Corporate AA Bond yield as of January 1 of each plan year. The rate was 4.02% as of January 1, 2012.

Other. The Company historically has owned a house in New Mexico that may be used by salaried employees with tenure, executive officers, and invited guests. When and if an executive officer or employee stays in the house, the rental value of the stay is included as compensation to the executive officer or employee for tax purposes. Hastings also owns an aircraft. If any part of an executive officer or employee’s use of the aircraft involves personal use, the value of the personal portion of the flight, determined by the variable cost of the personal use, is included as compensation to the executive officer or employee for tax purposes and presented in the Summary Compensation Table under “Other Compensation”. Such variable costs approximate $450 per hour.

The Compensation Committee, and the Board, believes the Company’s compensation policies and practices for its named executive officers, as well as those relating to all employees generally across the Company, are not reasonably likely to create inappropriate management risk-taking that could have a material adverse effect on the Company. The Compensation Committee believes that the Company’s compensation policies and practices are well-balanced between the cash/equity mix utilized to provide incentives to achieve both short-term and long-term business objectives. This practice is considered appropriate to help ensure a reasonable relationship between the annual and long-term compensation elements and it is not considered to create incentives for excessive or imprudent risk-taking by management. To the contrary, the Compensation Committee believes that the Company’s compensation policies and practices actually serve to ensure a long-term value creation focus by management.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K (to the extent such is applicable to the Company) with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2012.

THE COMPENSATION COMMITTEE

Danny W. Gurr, Chairman

Ann S. Lieff

Jeffrey G. Shrader

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the annual and long-term compensation earned during the last three fiscal years by our Chief Executive Officer and each of our four other most highly compensated officers during fiscal 2011 (collectively, the “named executive officers”).

						Non-Equity
						Incentive	Nonqualified
				Stock	Option	Plan	Deferred	All Other		Total
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation		Compensation
Position	Year	($)	($)(1)	($) (2)	($) (2)	($) (3)	Earnings ($)(4)	($) (5)		($)
John H. Marmaduke	2011	$445,910	$—	$—	$—	$—	$82,295	$13,065	(6)	$541,270
Chairman of the Board, President	2010	442,000	—	257,800	89,896	215,475	173,308	18,171		1,196,650
and Chief Executive Officer	2009	442,000	56,250	188,442	44,836	—	114,960	17,151		863,639

Dan Crow	2011	241,821	—	—	—	—	40,809	3,277		285,907
Vice President and	2010	242,121	—	128,900	77,631	46,742	77,728	4,908		578,030
Chief Financial Officer	2009	239,701	36,250	87,442	37,708	—	59,784	4,044		464,929

Alan Van Ongevalle	2011	254,664	—	—	—	—	16,903	3,714		275,281
Executive Vice President of	2010	256,610	—	193,350	108,683	73,125	21,980	4,540		658,288
Merchandising	2009	250,000	46,250	122,295	47,135	—	15,341	4,382		485,403

Scott Voth(7)	2011	186,058	—	—	—	—	18,206	2,197		206,461
Vice President of	2010	125,865	—	64,450	31,052	22,125	—	96,176		339,668
Store Operations	2009	—	—	—	—	—	—	—		—

Kevin Ball	2011	180,381	—	—	—	—	23,151	2,255		205,787
Vice President of Marketing	2010	176,236	—	64,450	31,052	21,189	25,402	3,057		321,386
	2009	173,862	21,250	48,445	18,854	—	21,036	2,292		285,739

(1)	For fiscal 2009, these amounts represent the award of bonuses at the discretion of the CEO and the Compensation Committee based on their determination that applying the COIP grid did not fairly compensate executives for Company performance during the second half of 2009. Please see the “Compensation Discussion and Analysis” section of this annual proxy statement for more information regarding the Company’s COIP. All other bonus payments are reported under “Non-Equity Incentive Plan Compensation” in this Summary Compensation Table.
(2)	The amounts shown for Stock Awards and Option Awards reflect the aggregate grant date fair value of the stock and option awards granted in the respective fiscal year as computed in accordance with Accounting Standards Codification Topic 718, excluding the effect of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 12, “Stock-Based Compensation” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2012. These amounts reflect the valuation method adopted by the SEC in 2009, which is the aggregate grant date fair value of the equity awards, rather than the dollar amounts recognized for financial statement reporting purposes, as previously required.
(3)	The amounts shown reflect payments under the COIP. Please see the “Compensation Discussion and Analysis” section of this annual proxy statement for more information regarding the Company’s COIP and the 2011 COIP awards and performance measures.
(4)	The amounts shown reflect contributions and earnings credited to the named executive’s SERP. Please see the “Compensation Discussion and Analysis” for more information regarding the Company’s SERP.
(5)	Amounts shown primarily include matching amounts paid by Hastings to the named executive’s 401(k) Plan account, amounts for health club and program benefits, taxable usage of the Company plane, and taxable use of the Company house in Taos, New Mexico.
(6)	This amount includes perquisites and other personal benefits consisting of health club and health program incentive awards, none of which exceeded the greater of $25,000 or 10% of total perquisites and other personal benefits, personal usage of the Company airplane totaling $8,730, and matching contributions paid by the Company for Mr. Marmaduke’s 401(k) Plan account of $3,685.

GRANTS OF PLAN-BASED AWARDS

The Company did not grant any stock awards, option awards, or equity and non-equity incentive plan awards to our executive officers during the fiscal year ended January 31, 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
			Equity					Incentive	Awards:
			Incentive					Plan	Market or
			Plan					Awards:	Payout
			Awards:				Market	Number of	Value of
	Number of	Number of	Number of			Number of	Value	Unearned	Unearned
	Securities	Securities	Securities			Shares or	of Shares	Shares,	Shares,
	Underlying	Underlying	Underlying			Units of	or Units	Units or	Units or
	Unexercised	Unexercised	Unexercised	Option	Option	Stock that	of Stock	other Rights	Other Rights
	Options	Options	Unearned	Exercise	Expiration	have not	that have	that have	that have
Name	Exercisable	Unexercisable (1)	Options	Price	Date	Vested	not Vested(2)	not Vested	not Vested
John H.Marmaduke	3,750	—	—	$3.72	07/24/13	20,000	$32,400	—	—
	31,509	—	—	$3.39	07/24/13	—	—	—	—
	23,337	—	—	$1.86	12/05/13	—	—	—	—
	20,000	10,000	—	$4.68	12/04/14	—	—	—	—
	5,862	22,255	—	$7.09	12/02/15	—	—
	11,663	—	—	$1.69	12/05/18	—	—	—	—
	7,471	4,412	—	$6.45	12/02/20	—	—	—	—
Dan Crow	10,000	—	—	$3.39	07/24/13	10,000	$16,200	—	—
	12,534	—	—	$3.39	07/24/13	—	—	—	—
	2,466	—	—	$3.39	07/24/13	—	—	—	—
	9,000	6,000	—	$1.69	12/05/18	—	—	—	—
	8,000	12,000	—	$4.25	12/04/19	—	—	—	—
	5,000	20,000	—	$6.45	12/02/20	—	—	—	—
Alan Van Ongevalle	17,878	—	—	$3.39	07/24/13	15,000	$24,300	—	—
	8,122	—	—	$3.39	07/24/13	—	—	—	—
	15,000	10,000	—	$1.69	12/05/18	—	—	—	—
	10,000	15,000	—	$4.25	12/04/19	—	—	—	—
	7,000	28,000	—	$6.45	12/02/20	—	—	—	—
Scott Voth	4,000	6,000	—	$4.25	12/04/19	5,000	$8,100	—	—
	2,000	8,000	—	$6.45	12/02/20	—	—	—	—
Kevin Ball	6,000	4,000	—	$1.69	12/05/18	5,000	$8,100	—	—
	4,000	6,000		$4.25	12/04/19	—	—	—	—
	2,000	8,000	—	$6.45	12/02/20	—	—	—	—

(1)	Unexercisable options listed above vest at a rate of 20% per year over the first five years of the ten-year option term, except for 32,255 unexercisable options held by John H. Marmaduke, which vest at a rate of 33% per year over the first three years of a five-year option term and 4,412 unexercisable options held by John H. Marmaduke, which vest at a rate of 50% per year over the first two years of a ten-year option term.
(2)	Based on the closing price of our common stock as of January 31, 2012 ($1.62), as reported on NASDAQ.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth the number and value of all options exercised and the number and value of all shares acquired upon vesting of stock awards during fiscal 2011 by the named executive officers.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
Name	Acquired on Exercise	On Exercise(1)	Acquired on Vesting	on Vesting(2)
John H. Marmaduke	—	—	37,500	$62,625
Dan Crow	8,000	$12,680	31,111	$88,569
Alan Van Ongevalle	—	—	38,472	$93,763
Scott Voth	—	—	10,000	$16,700
Kevin Ball	—	—	14,583	$36,682

(1)	Value Realized is determined using the difference between the option price (fair market value at the date of grant) and the exercise price (fair market value on the date of exercise).
(2)	Value Realized is determined using the average of the opening and closing prices of Hastings Common Stock on the date the shares vested, or by using the closing price of Hastings Common Stock on the day prior to vesting, if such vesting falls on a day during which the NASDAQ stock market is not open for trading.

NON-QUALIFIED DEFERRED COMPENSATION

The Company’s eligible executive officers may defer portions of their compensation under the SERP. This plan, including the type and amount of compensation that may be deferred and the terms with respect to payouts, withdrawals, and other distributions, is described above under the heading “Compensation Discussion and Analysis.”

			Aggregate
	Executive	Registrant	Earnings	Aggregate	Aggregate
	Contributions	Contributions	in	Withdrawls/	Balance at
Name	In Last FY	in Last FY(1)	Last FY(1)	Distributions	Last FYE
John H. Marmaduke	—	$44,522	$37,773	—	$827,110
Dan Crow	—	24,146	16,663	—	369,095
Alan Van Ongevalle	—	12,591	4,312	—	101,415
Scott Voth	—	18,145	61	—	18,206
Kevin Ball	—	18,010	5,141	—	123,739

(1)	The amounts shown in these columns are reported as 2011 Compensation in the Summary Compensation Table under the column heading “Nonqualified Deferred Compensation Earnings.”

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Hastings has employment agreements with each of Messrs. Marmaduke, Crow, Van Ongevalle, Voth and Ball. Each employment agreement provides that the executive’s salary shall be determined by the Board of Directors and that the executive’s employment shall continue until terminated by either the executive or Hastings. Either Hastings or the executive has the right to terminate the employment at any time with or without cause by delivering written notice of termination to the other party. Each agreement provides for a severance payment if the agreement is terminated by Hastings without cause (as defined in the respective agreements). Under such circumstances, Mr. Marmaduke would receive his base annual salary and bonus for a period of 36 months following the date of termination and each of Messrs. Crow, Van Ongevalle, Voth and Ball would receive their base annual salary and bonus for a period of 18 months following the date of termination, payable over a period and at such times as Hastings’ executives receive their regular salary and bonus payments. If the agreements are terminated either voluntarily by the executive or by Hastings with cause (as defined in the respective agreements), or by reason of death or disability, then the Executive will not be entitled to severance payments under their employment agreement. Unvested restricted stock units, held by each respective named executive officer, shall vest upon the death, disability or Retirement of the named executive officer.

Upon a change of control of Hastings, each executive will receive a lump sum payment equal to two times, or three times in the case of Mr. Marmaduke, the sum of 18 months worth of their annual salary and bonus, as well as payment to compensate them for the loss of long-term capital gains treatment of certain options granted to the executive. Furthermore, any unvested stock options will accelerate and become immediately exercisable, and any unvested restricted stock units shall vest upon a change of control. Each employment agreement provides that, in the event the executive terminates employment with Hastings, the executive may not, for a period of 18 months following termination, work for or assist a competitor of Hastings, use certain information obtained from Hastings, or induce any other executive officers or employees of Hastings to terminate their relationship with Hastings.

The following tables show potential payments to our named executive officers under employment contracts for various scenarios involving a change in control or termination of employment, assuming a January 31, 2012 termination date and, where applicable, using the closing price of our common stock ($1.62), as reported on NASDAQ on January 31, 2012.

John H. Marmaduke

				Involuntary	Involuntary	Change
Executive Payments	Voluntary	Early	Normal	not for Cause	for Cause	in
Upon Termination	Termination	Retirement	Retirement	Termination	Termination	Control	Death	Disability
Severance Payments (1)	$—	$—	$—	$1,352,520	$—	$2,028,780	$450,840	$—
Corporate Officer Incentive Program (COIP) (2)	$—	$—	$—	$1,352,520	$—	$2,028,780	$—	$—
Supplemental Executive Retirement Plan (SERP) (3)	$827,110	$827,110	$827,110	$827,110	$827,110	$827,110	$827,110	$827,110
Associate Stock Ownership Plan (ASOP) (4)	$13,956	$13,956	$13,956	$13,956	$13,956	$13,956	$13,956	$13,956
Stock Options (unvested and accelerated) (5)	$—	$—	$—	$—	$—	$—	$—	$—
Restricted stock units (unvested and accelerated) (6)	$—	$32,400	$32,400	$—	$—	$32,400	$32,400	$32,400
Life Insurance Benefits (7)	$—	$—	$—	$—	$—	$—	$2,304,200	$—
Health and Disability Benefits (8)	$—	$—	$—	$—	$—	$—	$—	$40,000
Accrued Vacation Pay (9)	$34,680	$34,680	$34,680	$34,680	$34,680	$—	$34,680	$34,680

Dan Crow

				Involuntary	Involuntary	Change
Executive Payments	Voluntary	Early	Normal	not for Cause	for Cause	in
Upon Termination	Termination	Retirement	Retirement	Termination	Termination	Control	Death	Disability
Severance Payments (1)	$—	$—	$—	$366,741	$—	$733,482	$244,494	$—
Corporate Officer Incentive Program (COIP) (2)	$—	$—	$—	$165,033	$—	$330,067	$—	$—
Supplemental Executive Retirement Plan (SERP) (3)	$369,095	$369,095	$369,095	$369,095	$369,095	$369,095	$369,095	$369,095
Associate Stock Ownership Plan (ASOP) (4)	$8,063	$8,063	$8,063	$8,063	$8,063	$8,063	$8,063	$8,063
Stock Options (unvested and accelerated) (5)	$—	$—	$—	$—	$—	$—	$—	$—
Restricted stock units (unvested and accelerated) (6)	$—	$16,200	$16,200	$—	$—	$16,200	$16,200	$16,200
Life Insurance Benefits (7)	$—	$—	$—	$—	$—	$—	$1,272,470	$—
Health and Disability Benefits (8)	$—	$—	$—	$—	$—	$—	$—	$—
Accrued Vacation Pay (9)	$15,661	$15,661	$15,661	$15,661	$15,661	$—	$15,661	$15,661

Alan Van Ongevalle

				Involuntary	Involuntary	Change
Executive Payments	Voluntary	Early	Normal	not for Cause	for Cause	in
Upon Termination	Termination	Retirement	Retirement	Termination	Termination	Control	Death	Disability
Severance Payments (1)	$—	$—	$—	$382,500	$—	$765,000	$255,000	$—
Corporate Officer Incentive Program (COIP) (2)	$—	$—	$—	$248,625	$—	$497,250	$—	$—
Supplemental Executive Retirement Plan (SERP) (3)	$101,415	$101,415	$101,415	$101,415	$101,415	$101,415	$101,415	$101,415
Associate Stock Ownership Plan (ASOP) (4)	$9,202	$9,202	$9,202	$9,202	$9,202	$9,202	$9,202	$9,202
Stock Options (unvested and accelerated) (5)	$—	$—	$—	$—	$—	$—	$—	$—
Restricted stock units (unvested and accelerated) (6)	$—	$24,300	$24,300	$—	$—	$24,300	$24,300	$24,300
Life Insurance Benefits (7)	$—	$—	$—	$—	$—	$—	$1,325,000	$—
Health and Disability Benefits (8)	$—	$—	$—	$—	$—	$—	$—	$2,530,000
Accrued Vacation Pay (9)	$19,615	$19,615	$19,615	$19,615	$19,615	$—	$19,615	$19,615

Scott Voth

				Involuntary	Involuntary	Change
Executive Payments	Voluntary	Early	Normal	not for Cause	for Cause	in
Upon Termination	Termination	Retirement	Retirement	Termination	Termination	Control	Death	Disability
Severance Payments (1)	$—	$—	$—	$300,000	$—	$600,000	$200,000	$—
Corporate Officer Incentive Program (COIP) (2)	$—	$—	$—	$75,000	$—	$150,000	$—	$—
Supplemental Executive Retirement Plan (SERP) (3)	$—	$—	$—	$—	$—	$—	$—	$—
Associate Stock Ownership Plan (ASOP) (4)	$—	$—	$—	$—	$—	$—	$—	$—
Stock Options (unvested and accelerated) (5)	$—	$—	$—	$—	$—	$—	$—	$—
Restricted stock units (unvested and accelerated) (6)	$—	$8,100	$8,100	$—	$—	$8,100	$8,100	$8,100
Life Insurance Benefits (7)	$—	$—	$—	$—	$—	$—	$1,050,000	$—
Health and Disability Benefits (8)	$—	$—	$—	$—	$—	$—	$—	$1,720,000
Accrued Vacation Pay (9)	$7,574	$7,574	$7,574	$7,574	$7,574	$—	$7,574	$7,574

Kevin Ball

				Involuntary	Involuntary	Change
Executive Payments	Voluntary	Early	Normal	not for Cause	for Cause	in
Upon Termination	Termination	Retirement	Retirement	Termination	Termination	Control	Death	Disability
Severance Payments (1)	$—	$—	$—	$273,564	$—	$547,128	$182,376	$—
Corporate Officer Incentive Program (COIP) (2)	$—	$—	$—	$68,391	$—	$136,782	$—	$—
Supplemental Executive Retirement Plan (SERP) (3)	$123,739	$123,739	$123,739	$123,739	$123,739	$123,739	$123,739	$123,739
Associate Stock Ownership Plan (ASOP) (4)	$2,729	$2,729	$2,729	$2,729	$2,729	$2,729	$2,729	$2,729
Stock Options (unvested and accelerated) (5)	$—	$—	$—	$—	$—	$—	$—	$—
Restricted stock units (unvested and accelerated) (6)	$—	$8,100	$8,100	$—	$—	$8,100	$8,100	$8,100
Life Insurance Benefits (7)	$—	$—	$—	$—	$—	$—	$961,880	$—
Health and Disability Benefits (8)	$—	$—	$—	$—	$—	$—	$—	$1,200,000
Accrued Vacation Pay (9)	$10,522	$10,522	$10,522	$10,522	$10,522	$—	$10,522	$10,522

(1)	Severance payments represent payments of base salary for a period of months as specified in the executive’s employment contract.
(2)	COIP is a semi-annual cash-based performance incentive plan under which payments are made shortly after the six month period in which performance is measured. For purposes of the above tables, the COIP numbers represent estimated cash incentives based on 100% achievement of stated performance goals. See the Compensation Discussion and Analysis section above for more information regarding the COIP.
(3)	SERP amounts shown above represent the amount that becomes vested under each of the various scenarios.
(4)	ASOP amounts shown above represent only the vested portion of each executive’s ASOP balance as of January 31, 2012.
(5)	The payments relating to stock options represent the value of unvested and accelerated stock options as of January 31, 2012, calculated by multiplying the number of accelerated options by the difference between the exercise price and the closing price of our common stock on January 31, 2012.
(6)	The payments relating to restricted stock units represent the value of unvested and accelerated restricted stock units as of January 31, 2012, calculated by multiplying the number of accelerated restricted stock units by the closing price of our common stock on January 31, 2012.
(7)	Life insurance benefits represent proceeds payable directly to the beneficiary/beneficiaries of the executive’s company-provided life insurance policy.
(8)	Disability benefits represent the lesser of 70% of the executive’s annual salary or $10,000 per month, until the executive reaches 65 years of age.
(9)	Each executive will receive all accrued vacation time should such executive be involuntarily terminated, regardless of whether such termination is for cause. Should an executive’s employment cease as a result of a change in control, the executive will not receive accrued vacation.

DIRECTOR COMPENSATION

We reimburse all directors for expenses incurred in connection with their activities as directors. Our non-executive directors receive an annual cash retainer of $40,000, an annual grant of shares of common stock valued at $10,000 and an annual grant of 2,530 options to purchase shares of common stock for service as directors. In addition, each non-executive director receives a fee of $1,000 for each director meeting and $750 for each committee meeting attended in person or by telephone. Additional retainer fees are provided to the Chair of the Audit Committee, other Audit Committee members, and the Chair of the Compensation Committee in the amounts of $12,500; $2,500; and $2,500, respectively.

The table below summarizes the compensation paid by the Company to non-executive Directors for the fiscal year ended January 31, 2012.

					Change in
					Pension Value
	Fees Earned			Non-Equity Incentive	And Nonqualified
	or	Stock	Option	Plan	Deferred	All Other
Name (1)	Paid in Cash	Awards (2)	Awards (3)	Compensation	Compensation	Compensation	Total
Danny W. Gurr	$55,000	$10,000	$4,684	$—	$—	$—	$69,684
Daryl L. Lansdale(4)	7,250	—	—	—	—	—	7,250
Ann S. Lieff	56,250	10,000	4,684	—	—	—	70,934
Frank O. Marrs	62,250	10,000	4,684	—	—	—	76,934
Jeffrey G. Shrader	45,500	10,000	4,684	—	—	—	60,184

(1)	John H. Marmaduke, the Chairman of the Board, is not included in this table as he is an executive officer of the Company and thus receives no compensation for his services as a Director. The compensation received by Mr. Marmaduke as an executive officer of the Company is shown in the Summary Compensation Table on page 13.
(2)	Amounts include an annual award of shares of common stock valued at $10,000, which reflects the fair value of shares of stock received computed in accordance with ASC 718.
(3)	Amounts reflect the aggregate grant date fair value of the option awards granted during fiscal 2011 as computed in accordance with ASC 718, excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 12, “Stock-Based Compensation” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2012. As of January 31, 2012, each current director disclosed above has the following number of options outstanding: Danny W. Gurr: 22,710; Ann S. Lieff: 14,674; Frank O. Marrs: 30,300; and Jeffrey G. Shrader: 27,770.
(4)	Daryl L. Lansdale retired from the Board of Directors, effective June 8, 2011.

SECURITY OWNERSHIP

The following table sets forth information as of April 2, 2012 regarding the beneficial ownership of common stock by each person known by Hastings to own five percent or more of our outstanding common stock, each director, each executive officer, and the directors and executive officers of Hastings as a group. The persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them, unless otherwise noted. The percentage of beneficial ownership is calculated based on 8,241,747 shares of common stock outstanding as of April 2, 2012.

Name and Address (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class (3)
John H. Marmaduke (4)	2,671,315	32.01%
Stephen S. Marmaduke (5)	900,692	10.93%
Dimensional Fund Advisors LP (6)	871,105	10.57%
National Entertainment Collectibles Association (7)	548,244	6.65%
Dan Crow (8)	195,124	2.35%
Alan Van Ongevalle (9)	148,225	1.79%
Frank Marrs (10)	91,548	1.11%
Jeffrey G. Shrader (11)	58,518	*
John Hintz (12)	44,736	*
Kevin J. Ball (13)	41,328	*
Danny W. Gurr (14)	29,475	*
Victor Fuentes (15)	28,370	*
Ann S. Lieff (16)	21,847	*
Phil McConnell (17)	20,750	*
Scott Voth (18)	16,500	*

All current directors and executive officers as a group (12 total)	3,367,736	40.86%

*	Represents less than 1%.
(1)	The address for each of the beneficial owners identified, unless otherwise noted, is c/o Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas 79102.
(2)	Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which he or she, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which he or she has the right to acquire voting and/or investment power. The number of shares shown includes outstanding shares of common stock owned as of April 2, 2012 by the person indicated and underlying options exercisable within 60 days of April 2, 2012 owned by that person.
(3)	Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of April 8, 2011 and the number of unissued shares with respect to which that person had the right to acquire voting and/or investment power within 60 days of April 2, 2012.

(4)	Includes 2,114,525 shares held by the John H. Marmaduke Family Limited Partnership, the managing general partner of which is John H. Marmaduke Management, Inc., of which John H. Marmaduke is president; 40,772 shares held by Martha A Marmaduke, John H. Marmaduke’s wife; 7,216 and 6,443 shares held in Hastings’ Associate Stock Ownership Plan and 401(k) Plan, respectively, and options exercisable for 103,592 shares of common stock.
(5)	Includes 790,365 shares held by the Stephen S. Marmaduke Family Limited Partnership, the managing general partner of which is Stephen S. Marmaduke Management, Inc., of which Stephen S. Marmaduke is president.
(6)	As reported in its Amendment No. 11 to Schedule 13G, dated February 10, 2012 (the “Schedule 13G”), Dimensional Fund Advisors LP (“Dimensional”) located at Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of Hastings that are owned by the Funds, and therefore may be deemed to be the beneficial owner of the shares held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. In addition, the filing of the Schedule 13G shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by the Schedule 13G for any other purposes than Section 13(d) of the Securities Exchange Act of 1934.
(7)	The National Entertainment Collectibles Association, Inc., a New Jersey Corporation, is located at 603 Sweetland Avenue, Hillside, New Jersey 07205.
(8)	Includes 4,169 and 233 shares held in Hastings’ Associate Stock Ownership Plan and 401(k) Plan, respectively, and options exercisable for 47,000 shares of common stock.
(9)	Includes 4,758 and 55 shares held in Hastings’ Associate Stock Ownership Plan and 401(k) Plan, respectively, and options exercisable for 58,000 shares of common stock.
(10)	Includes options exercisable for 22,710 shares of common stock.
(11)	Includes options exercisable for 20,180 shares of common stock.
(12)	Includes 3,173 and 2,896 shares held in Hastings’ Associate Stock Ownership Plan and 401(k) Plan, respectively, and options exercisable for 17,000 shares of common stock.
(13)	Includes 1,411 shares held in Hastings’ Associate Stock Ownership Plan and options exercisable for 12,000 shares of common stock.
(14)	Includes options exercisable for 15,120 shares of common stock.
(15)	Includes 3,373 and 164 shares held in Hastings’ Associate Stock Ownership Plan and 401(k) Plan, respectively, and options exercisable for 12,000 shares of common stock.
(16)	Includes options exercisable for 7,084 shares of common stock.
(17)	Includes options exercisable for 12,000 shares of common stock.
(18)	Includes options exercisable for 6,000 shares of common stock.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning stock options outstanding, the weighted average exercise price of those options and options remaining to be granted under existing option plans, whether approved or not approved by security holders, as of January 31, 2012. The purpose of this table is to illustrate the potential dilution that could occur from past and future equity grants. Hastings does not have any outstanding warrants or stock appreciation rights.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	655,083	(1)	$4.68	454,798
Equity compensation plans not approved by security holders	—		—	—

Total	655,083		$4.68	454,798

(1)	Not included in the above table are 78,750 restricted stock units that will result in the issuance of Hastings Common Stock upon the vesting of such restricted stock units. The restricted stock units were granted under equity compensation plans that have been approved by security holders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Jeffrey G. Shrader is a shareholder in the law firm of Sprouse Shrader Smith P.C. in Amarillo, Texas, which has provided legal services to Hastings since 1993. Hastings made aggregate legal payments of approximately $0.1 million to such law firm for each of the fiscal years ended January 31, 2012 and 2011. Invoices for legal services provided by Sprouse Shrader Smith P.C. are reviewed by the Chief Financial Officer. Hastings believes that these services have been provided on terms as favorable as those that we could have obtained from an unrelated third party.

On April 18, 2011; May 18, 2011; August 17, 2011; August 29, 2011; and January 10, 2012, Hastings purchased 40,000; 25,000; 25,000; 25,000; and 60,000 shares of its common stock, respectively, from Sterne Agee Capital Markets, Inc., which acquired the shares immediately prior to each sale from Stephen S. Marmaduke, the brother of the Company’s Chief Executive Officer, John H. Marmaduke, in transactions that qualified as riskless principal transactions within the meaning of Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The price paid for the shares was $5.11 per share, $4.89 per share, $3.25 per share, $3.30 per share, and $1.54 per share, respectively, the market price at the time of the respective transaction. The total price paid for the shares was $582,800.

On each of March 29, 2010, April 8, 2010 and August 18, 2010, Hastings purchased 50,000 shares of its common stock from Sterne Agee Capital Markets, Inc., which acquired the shares immediately prior to each sale from Stephen S. Marmaduke, the brother of the Company’s Chief Executive Officer, John H. Marmaduke, in transactions that qualified as riskless principal transactions within the meaning of Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The prices paid for the shares were $4.15 per share, $4.55 per share and $7.40 per share, respectively, which in each case was the market price at the time of the respective transactions. The total price paid for the shares was $805,000.

Stephen S. Marmaduke beneficially owned 10.57% of Hastings’ outstanding common stock at April 2, 2012.

On December 4, 2009, Hastings entered into a Stock Transfer Agreement (the “Stock Transfer Agreement”) between Hastings and the John Marmaduke Family Limited Partnership (the “Partnership”), which is controlled by Mr. Marmaduke, Hastings’ Chief Executive Officer. Under the Stock Transfer Agreement, for a period of three years following the death of Mr. Marmaduke, the Partnership may tender for purchase to Hastings, and, if so tendered, Hastings will be required to purchase, the number of shares of Hastings’ common stock belonging to the Partnership (the “Shares”) that equal an aggregate Fair Market Value (as defined in the Stock Transfer Agreement) of $5.0 million. During this three year period, the Partnership may elect to tender portions of the Shares in various lots and parcels, at any time and from time to time, and any tender shall not exhaust or limit the Partnership’s right to tender an additional amount of the Shares, subject to the limitations set within the Stock Transfer Agreement. Under the Stock Transfer Agreement, Hastings is not obligated to purchase, and the Partnership does not have the right to tender, any amount of Shares with an aggregate Fair Market Value in excess of $5.0 million. In the event that Mr. Marmaduke resigns as an officer or director of Hastings prior to his death, the Partnership’s right to tender the Shares to Hastings under the Stock Transfer Agreement shall terminate. Hastings is currently the beneficiary of a $10 million Key-Man life insurance policy on Mr. Marmaduke; a portion of the proceeds of which would be used to complete any purchases of shares resulting from the Stock Transfer Agreement.

AUDIT COMMITTEE REPORT

In accordance with its written charter approved by the Board of Directors, the Audit Committee (the “Committee”) assists the Board in, among other things, oversight of the financial reporting process, including the effectiveness of internal accounting and financial controls and procedures and controls over the accounting, auditing and financial reporting practices of Hastings.

The Board of Directors has determined that all three members of the Committee are independent based upon the standards adopted by the Board, which incorporate the independence requirements under applicable laws, rules and regulations. Additionally, one member of the Committee qualifies as an audit committee financial expert.

Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, the system of internal controls, including internal control over financial reporting, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Hastings’ independent registered public accounting firm (“independent auditor”), Ernst & Young LLP (“Ernst & Young”), is responsible for the audit of the consolidated financial statements. The Committee’s responsibility is to monitor and review these processes and procedures. The members of the Committee are not professionally engaged in the practice of accounting or auditing and are not professionals in those fields. The Committee relies, without independent verification, on the information provided to us and on the representations made by management that the financial statements have been prepared with integrity and objectivity and that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Committee also relies on the independent auditor’s opinion on the consolidated financial statements.

During fiscal year 2011, the Committee had nine meetings. The Committee’s regular meetings were conducted so as to encourage communication among the members of the Committee, management, the internal auditors and Hastings’ independent auditor. Among other things, the Committee discussed with Hastings’ internal and independent auditors the overall scope and plans for their respective audits. The Committee met with each of the internal and independent auditors, with and without management present, to discuss the results of their respective examinations, observations and recommendations regarding Hastings’ internal controls. The Committee also discussed with Hastings’ independent auditor all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T, “Communication with Audit Committees.”

The Committee reviewed and discussed the audited consolidated financial statements of Hastings as of and for the year ended January 31, 2012 with management, the internal auditors and Hastings’ independent auditor. Management’s discussions with the Committee included a review of critical accounting policies.

The Committee also reviewed and discussed with management the assessment and report of management on the effectiveness of the Company’s internal control over financial reporting, which was performed by management using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission.

The Committee obtained from the independent auditor a formal written statement describing all relationships between the auditor and Hastings that might bear on the auditor’s independence, consistent with PCAOB applicable standards. The Committee discussed with the auditor any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditor’s independence.

Effective May 20, 2003, Hastings adopted a policy that it would no longer engage its primary independent auditor for non-audit services other than “audit-related” services as defined by the SEC, certain tax services and other permissible non-audit services specifically approved by the Chair of the Committee and presented to the full Committee at its next regular meeting. The policy requires pre-approval of all services provided. The policy also includes limitations on the hiring of Ernst & Young partners and other professionals to ensure that Hastings satisfies the SEC’s auditor independence rules. The Committee has reviewed and approved the amount of fees paid to Ernst & Young for audit and non-audit services. The Committee concluded that the provision of services by Ernst & Young is compatible with the maintenance of Ernst & Young’s independence.

Based on our review and discussions with management, the internal auditors and the independent auditor, and subject to the limitations on our role and responsibilities described above and in the Committee charter, the Committee, at a meeting held in April 2012, recommended to the Board of Directors that Hastings’ audited consolidated financial statements be included in Hastings’ Annual Report on Form 10-K for the fiscal year ended January 31, 2012, for filing with the SEC.

Frank O. Marrs, Chair

Ann S. Lieff

    Danny W. Gurr

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FEES AND SERVICES

Aggregate fees paid for professional services rendered by Ernst & Young LLP during the fiscal years 2011 and 2010 were as follows:

	2011	2010
Audit Fees	$692,000	$653,200
Audit-Related Fees	—	—
Tax Fees	33,838	35,765
All Other Fees	1,995	1,995

Total Fees	727,833	690,960

Tax fees consist principally of tax compliance, consulting and planning. Tax compliance fees consist of the preparation and filing of corporate tax returns. All other fees included a subscription to Ernst & Young’s online research tool.

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the chairman of the Audit Committee authority to approve permitted services, provided that the chairman reports any decisions to the Audit Committee at its next scheduled meeting.

APPROVAL OF THE HASTINGS ENTERTAINMENT, INC.

STOCK OPTION PLAN AND STOCK GRANT PLAN FOR OUTSIDE DIRECTORS.

Our existing 2002 Stock Grant Plan for Outside Directors and 2002 Stock Option Plan for Outside Directors, available for compensatory grants to members of our Board of Directors that are not employees of Hastings (“Outside Directors”), will expire June 19, 2012. As a result, the Board plans to approve, subject to shareholder approval, the Hastings Entertainment, Inc. 2012 Stock Grant Plan for Outside Directors (“2012 Stock Grant Plan”) and 2012 Stock Option Plan for Outside Directors (“2012 Stock Option Plan”), attached as Appendix A and Appendix B, respectively, to this Proxy Statement. The Board believes that it is in the best interest of Hastings to attract and retain persons of outstanding competence to serve on our Board and to encourage the highest level of performance by our directors. The 2012 Stock Grant Plan and the 2012 Stock Option Plan are both designed to provide incentive to Outside Directors and align their interests with those of our shareholders. The Board of Directors has directed that the two plans be submitted to the shareholders for approval at the Annual Meeting. Proposal No. 2 seeks the approval of our shareholders for the 2012 Stock Grant Plan, and Proposal No. 3 seeks the approval of our shareholders for the 2012 Stock Option Plan.

PROPOSAL NO 2:

ADOPTION OF THE 2012 STOCK GRANT PLAN FOR OUTSIDE DIRECTORS

As a part of our compensatory arrangements for Outside Directors, the 2012 Stock Grant Plan authorizes the award of up to a total of 50,000 shares of our common stock to all our Outside Directors. The essential features of the 2012 Stock Grant Plan are outlined below. The description that follows, however, is only a summary and is qualified in its entirety by reference to the full text of the 2012 Stock Grant Plan, which is attached as Appendix A to this Proxy Statement.

Shares Available under the 2012 Stock Grant Plan. Subject to adjustments described below, the maximum number of shares that may be issued under the 2012 Stock Grant Plan may not exceed 50,000. Those shares to be issued under the 2012 Stock Grant Plan may be authorized and unissued shares, issued shares that have been reacquired by Hastings (in the open-market or in private transactions) and that are being held in treasury, or a combination thereof.

Eligibility. Awards under the 2012 Stock Grant Plan may be granted only to Outside Directors of Hastings or its subsidiary. Currently, Hastings and its subsidiary have four Outside Directors.

Stock Grants. If the 2012 Stock Grant Plan is approved by a majority of our shareholders, each Outside Director who is a member of our Board on June 19, 2012 will receive an award of shares of our common stock with an aggregate fair market value on that date of $10,000, as set forth on the following table.

NEW PLAN BENEFITS

2012 Stock Grant Plan

Name and Position	Dollar Value($)	Number of Units
Individual named executive officers	—	—
Executive Group	—	—
Non-Executive Director Group	$40,000	24,691	*
Non-Executive Officer Employee Group	—	—

*	Based on the closing price of our common stock as of January 31, 2012 ($1.62), as reported on NASDAQ.

Outside Directors elected or appointed to the Board after June 19, 2012, will receive a similar grant upon such election or appointment. Annually thereafter, on June 19 of each year, Outside Directors will automatically receive an additional award of shares of our common stock with an aggregate fair market value of $10,000 on the date of such award.

Administration and Amendments to the Plan. The 2012 Stock Grant Plan will be administered and construed by the Administrative Committee. However, material terms such as the number of shares authorized under this plan, the eligibility requirements and the dates and amounts of awards cannot be changed by the Administrative Committee. The Administrative Committee will be composed of the Chief Executive Officer and two other officers of Hastings designated by the Chief Executive Officer.

The 2012 Stock Grant Plan may be amended or repealed at any time by the Board without the consent of our shareholders, except that no amendment or repeal (i) will be effective without the approval of the shareholders if such approval is required under applicable laws, rules and regulations, including the rules of NASDAQ National Market System or the principal exchange on which the common stock is traded or (ii) shall adversely affect the rights of a participant with respect to an award that was made prior to such action.

Adjustments. The maximum number of shares that may be issued under the 2012 Stock Grant Plan is subject to adjustment in the event of stock dividends, stock splits, stock combinations, recapitalizations (or other change in corporate or capital structure), or as the result of mergers, consolidations or other reorganizations of Hastings.

Termination. If not previously terminated, the 2012 Stock Grant Plan expires by its terms on the tenth anniversary of the Effective Date, except with respect to awards then outstanding.

Summary of Certain Material Federal Income Tax Consequences of Awards.

The following is a limited discussion of the material federal income tax consequences of awards under the 2012 Stock Grant Plan. No attempt has been made to comment on all relevant tax matters related to the 2012 Stock Grant Plan or those dependent upon the particular circumstances of a recipient of an award. The summary is based on current provisions of the Internal Revenue Code, regulations thereunder, administrative rulings and court decisions, all of which are subject to change (possibly retroactively). The summary does not address state, local, or foreign income tax considerations, federal income tax considerations of non-U.S. persons or federal gift and estate considerations.

Tax Consequences to Participants. In general, a participant will recognize ordinary income at the time shares of stock are granted. The amount of income recognized will be equal to the fair market value of the shares at the time of grant. Any appreciation (or depreciation) in the value of the shares after the date of the grant to the participant will be treated, upon sale or other taxable disposition, either as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Tax Consequences to Hastings. To the extent that a participant recognizes ordinary income as described above, Hastings will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness and is an ordinary and necessary business expense.

Required Vote. The 2012 Stock Grant Plan is subject to shareholder approval at the 2012 Annual meeting. The affirmative vote of the holders of a majority of the total number of shares voting “FOR” or “AGAINST” the 2012 Stock Grant Plan at the meeting, assuming a quorum is present, is required for approval of the 2012 Stock Grant Plan.

The Board recommends a vote FOR approval of the adoption of the 2012 Stock Grant Plan (Proposal 2 on the proxy card).

PROPOSAL NO 3:

ADOPTION OF THE 2012 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

As a part of our compensatory arrangements for Outside Directors, the 2012 Stock Option Plan authorizes the grant of options exercisable for up to a total of 50,000 shares of our common stock to all our Outside Directors. The essential features of the 2012 Stock Option Plan are outlined below. The description that follows, however, is only a summary and is qualified in its entirety by reference to the full text of the 2012 Stock Option Plan, which is attached as Appendix B to this Proxy Statement.

Shares Available under the 2012 Stock Option Plan. Subject to adjustments described below, the maximum number of shares that may be issued upon exercise of all stock options granted under the 2012 Stock Option Plan may not exceed 50,000. Those shares to be issued under the 2012 Stock Option Plan may be authorized and unissued shares, issued shares that have been reacquired by Hastings (in the open-market or in private transactions) and that are being held in treasury, or a combination thereof. Any shares of common stock which were subject to the unexercised portion of any stock options granted under the 2012 Stock Option Plan which expire or terminate without being exercised will again be available for issuance under the 2012 Stock Option Plan.

Eligibility. Awards under the 2012 Stock Option Plan may be granted only to Outside Directors of Hastings or its subsidiary. Currently, Hastings and its subsidiary have four Outside Directors.

Stock Option Grants. Stock options granted to a participant under the 2012 Stock Option Plan entitle him or her to purchase shares of our common stock at some future time for a price equal to the fair market value at the time of the grant. The exercise price is payable in cash at the time of exercise. Generally, each stock option granted under the 2012 Stock Option Plan will expire on the tenth anniversary of the date of grant except in the case of retirement, death, disability, a merger of Hastings or a change in control of Hastings, as described below.

If the 2012 Stock Option Plan is approved by a majority of our shareholders, each Outside Director who is a member of our Board on June 19, 2012 will receive an initial option under the Plan exercisable for 2,530 shares of our common stock. If an Outside Director becomes a member of our Board after June 19, 2012, he or she will be granted options exercisable for 2,530 shares of common stock on the date of his or her election or appointment to our Board. On June 19, 2013 and annually thereafter, Outside Directors will automatically receive additional options exercisable for 2,530 shares of common stock, as set forth in the following table.

NEW PLAN BENEFITS

2012 Stock Option Plan

Name and Position	Dollar Value($)	Number of Units
Individual named executive officers	—	—
Executive Group	—	—
Non-Executive Director Group	*	20,240
Non-Executive Officer Employee Group	—	—

*	The value of the option awards to be granted on June 19, 2012 will not be readily determinable until such option awards are granted.

An option granted to an Outside Director becomes exercisable for 20% of the common stock included in such option beginning on the first anniversary of the date of the grant of such option and will continue to vest 20% per year thereafter until fully vested, which will occur on the fifth anniversary of the date of the grant of such option. If (i) an Outside Director ceases to be an Outside Director by reason of death, disability or retirement or (ii) Hastings dissolves or liquidates or is a party to a merger in which it is not the surviving corporation or undergoes a change of control (as defined in the 2012 Stock Option Plan), each outstanding option granted to an Outside Director, to the extent not vested, will immediately vest and become exercisable and shall then expire three years thereafter. If an Outside Director ceases to be an Outside Director for any reason other than death, disability or retirement, each outstanding option granted to such Outside Director, to the extent not vested, will immediately vest and become exercisable and shall then expire 270 days thereafter.

Administration and Amendments to the Plan. The 2012 Stock Option Plan will be administered and construed by the Administrative Committee. However, material terms such as the number of shares authorized under this automatic plan, the exercise price of options, the automatic grant dates, the vesting schedule of options and other similar terms cannot be changed by the Administrative Committee. The Administrative Committee will be composed of the Chief Executive Officer and two other officers of Hastings designated by the Chief Executive Officer.

The 2012 Stock Option Plan may be amended at any time by the Board without the consent of shareholders, except that shareholder approval is required for an amendment that would (i) materially increase the benefits accruing to participants, (ii) increase the number of shares of common stock that may be issued under the 2012 Stock Option Plan, or (iii) materially modify the eligibility requirements for participation in the 2012 Stock Option Plan. No amendment may adversely affect any participant’s rights under options outstanding prior to the amendment.

Transferability. Options granted under the 2012 Stock Option Plan generally may not be transferred or assigned other than by will, the laws of descent and distribution or a qualified domestic relations order.

Adjustments. The maximum number of shares that may be issued under the 2012 Stock Option Plan and the number of shares issuable upon exercise of stock options, and the exercise price per share applicable thereto, are subject to adjustment in the event of stock dividends, stock splits, stock combinations and recapitalizations (or other change in corporate or capital structure), or as the result of mergers, consolidations or other reorganizations of Hastings.

Summary of Certain Material Federal Income Tax Consequences of Awards.

The following is a limited discussion of the material federal income tax consequences of awards under the 2012 Stock Option Plan. No attempt has been made to comment on all relevant tax matters related to the 2012 Stock Option Plan or those dependent upon the particular circumstances of a recipient of an award. The summary is based on current provisions of the Internal Revenue Code, regulations thereunder, administrative rulings and court decisions, all of which are subject to change (possibly retroactively). The summary does not address state, local, or foreign income tax considerations, federal income tax considerations of non-U.S. persons or federal gift and estate considerations.

Tax Consequences to Participants. In general, no income will be recognized by a participant at the time a stock option is granted. At the time of exercise of the stock option, the participant will recognize ordinary income if the shares are not subject to a substantial risk of forfeiture (as defined in Section 83 of the Internal Revenue Code). The amount of such income will be equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise. At the time of the sale of the shares of common stock acquired pursuant to the exercise of a stock option, any appreciation or depreciation in the fair market value of those shares after the exercise date of the option will generally result in capital gain or loss to the option holder at the time he or she disposes of those shares, subject to short-term or long-term characterization depending on the holding period of the shares. Long-term capital gains may be eligible for reduced rates if applicable holding period requirements are satisfied.

Tax Consequences to Hastings. To the extent that a participant recognizes ordinary income as described above, Hastings, or the subsidiary for which the participant is a director, will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is ordinary and necessary business expense and is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code.

If a participant’s rights under the 2012 Stock Option Plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Internal Revenue Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Internal Revenue Code, which could result in (i) the imposition of a 20% Federal excise tax (in addition to Federal income tax) payable by the individual on the value of such accelerated rights, and (ii) the loss by the Company of a compensation deduction.

Required Vote. The 2012 Stock Grant Plan is subject to shareholder approval at the 2012 Annual meeting. The affirmative vote of the holders of a majority of the total number of shares voting “FOR” or “AGAINST” the 2012 Stock Grant Plan at the meeting, assuming a quorum is present, is required for approval of the 2012 Stock Grant Plan.

The Board recommends a vote FOR approval of the adoption of the 2012 Stock Option Plan (Proposal 3 on the proxy card).

PROPOSAL NO. 4:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Description of Proposal

In accordance with its charter, the Audit Committee has selected Ernst & Young as the Company’s independent registered public accounting firm to audit our consolidated financial statements for fiscal 2012 and to render other services required of them. The Board is submitting the appointment of Ernst & Young for ratification at the Annual Meeting. Representatives of Ernst & Young are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

The submission of this matter for approval by shareholders is not legally required; however, the Board and its Audit Committee believe that such submission is consistent with best practices in corporate governance and is an opportunity for shareholders to provide direct feedback to the Board and its Audit Committee on an important issue of corporate governance. If the shareholders do not approve the selection of Ernst & Young, the Audit Committee will reconsider the selection of such firm as the independent registered public accounting firm, although the results of the vote are not binding on the Audit Committee.

The Audit Committee has the sole authority and responsibility to retain, evaluate, and, where appropriate, replace the independent registered public accounting firm. Ratification by the shareholders of the appointment of Ernst & Young does not limit the authority of the Audit Committee to direct the appointment of a new independent registered public accounting firm at any time during the year or thereafter.

The Board recommends a vote FOR the ratification of the appointment of the independent registered public accounting firm (Proposal 4 on the proxy card).

OTHER MATTERS

We do not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the proxy holders.

ANNUAL REPORT

The Annual Report to our Shareholders, including financial statements for the fiscal year ended January 31, 2012, accompanies this Proxy Statement. The Annual Report is not deemed to be part of this Proxy Statement.

FORM 10-K

Copies of the Company’s Annual Report on Form 10-K (excluding exhibits) are available, without charge, upon written request to Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas 79102, Attention: Investor Relations Department or by visiting the Investor Relations section of our website at www.goHastings.com. Exhibits to the Form 10-K will be furnished upon payment of a fee of $0.50 per page to cover expenses incurred in furnishing the exhibits.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own ten percent or more of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file. As with many public companies, we provide assistance to our directors and executive officers in making their Section 16(a) filings pursuant to powers of attorney granted by our insiders. Based solely on our review of the copies of Section 16(a) reports received by us with respect to fiscal 2011, including those reports that we have filed on behalf of our directors and executive officers, we believe that during the fiscal year ended January 31, 2012 our directors, officers and ten percent or greater holders complied with all filing requirements under Section 16(a) of the Securities Exchange Act.

SHAREHOLDER PROPOSALS

To be considered for inclusion in our proxy statement for the 2013 Annual Meeting, proposals of shareholders must be in writing and received by us no later than January 30, 2013. To be presented at the 2012 Annual Meeting without inclusion in our proxy statement for such meeting, proposals of shareholders must be in writing and received by us no later than April 10, 2013. Proposals should be mailed to the Corporate Secretary of Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas 79102 and include the information required by Section 2.05(a) of our Bylaws. Proposals related to shareholder nominated directors must be submitted in accordance with the guidelines set forth in the section entitled “Consideration of Shareholder Nominated Directors” contained herein.

By Order of the Board of Directors,

/s/ Angie Knight
ANGIE KNIGHT
Corporate Secretary
Amarillo, Texas
May 4, 2012

APPENDIX A

Hastings Entertainment, Inc.

2012 Stock Grant Plan for Outside Directors

1.	Purposes of the Plan

The purpose of this Stock Grant Plan for Outside Directors (the “Plan”) is to enable Hastings Entertainment, Inc. (“Hastings”) to attract and retain persons of outstanding competence to serve on its Board of Directors and strengthen the link between the Directors and Hastings stockholders by paying the Outside Directors a portion of their compensation in Hastings’ common stock (the “Award”)

2.	Definitions

(a) The terms “Outside Director” or “Participant” mean a member of the Board of Directors of Hastings who is not an employee within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), of Hastings or any of its subsidiaries. A Director of Hastings who is also an employee of Hastings or any of its subsidiaries shall become eligible to participate in the Plan and shall be entitled to receive Awards hereunder upon the termination of such employment.

(b) The term “Committee” shall mean the Administrative Committee established pursuant to Section 8 hereof.

(c) The term “Market Value” (i) if Hastings’ common stock is publicly traded on a national market on the date in question, shall be the average of the open and close sale price for Hastings’ common stock on the date in question (or the most recent date prior thereto that sales take place) or (ii) if Hastings’ common stock is not publicly traded on a national market on the date in question, the price as determined in the most recent valuation prepared for the Company’s Associates’ Stock Ownership Plan.

3.	Eligibility

All Outside Directors of Hastings shall be eligible to receive an Award hereunder.

4.	Shares Subject to the Plan

Subject to adjustment in accordance with Section 7 hereof, the total number of shares of common stock which may be granted under the Plan is 50,000 (the “Shares”). Shares to be issued under the Plan may be authorized and unissued shares, issued shares that have been reacquired by Hastings (in the open-market or in private transactions) and that are being held in treasury, or a combination thereof.

5.	Stock Grant Awards

(a) Annual Grants. Effective June 19, 2012, each Outside Director shall automatically receive a grant of common stock of Hastings with a value of $10,000.00, the number of shares in such grant to be based upon the Market Value of the common stock of Hastings on such date. Outside Directors who are elected or appointed to the Board of Directors after such date shall automatically receive a grant of stock with a Market Value of $10,000.00 on the date of each such director’s initial election or appointment to the Board of Directors (any grant effective June 19, 2012 and any initial grant to an Outside Director elected or appointed to the Board of Directors after June 19, 2012, is defined as the “Initial Grant”). Subject to the provisions hereof, on June 19th of each and every year after the Initial Grant, each such Outside Director, so long as he or she remains an Outside Director, shall automatically receive an additional grant of Hastings’ common stock with a Market Value of $10,000.00 on the date of grant (“Annual Grant”). Initial Grants and Annual Grants are referred to as “Grants.”

(b) Vesting. All shares granted shall be fully vested on the date of grant.

(c) Service as a Director. In the event that an Outside Director is subject to re-election in a calendar year but does not intend to stand for re-election in such calendar year, he or she shall not receive an Annual Grant for such calendar year.

6.	No Effect on Directorship

Neither the Plan nor the granting of any Award hereunder nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that a Participant has a right to continue as a Director for any period of time.

7.	Recapitalizations

If as a result of stock dividend, stock split, stock combination, recapitalization (or other change in corporate or capital structure of Hastings), or as the result of a merger, consolidation, or other reorganization, the common stock of Hastings is increased, reduced, or otherwise changed, the aggregate number of Shares authorized to be issued under the Plan shall be appropriately adjusted.

8.	Administrative Committee

The Committee shall have full power and authority to construe and administer the Plan; provided that the Committee shall have no power to change (i) the number of Shares authorized under this Plan, (ii) the eligibility provisions of Section 5 of this Plan, or (iii) the dates of Grants or the amounts of Grants under Section 5 of this Plan. Any action taken under the provisions of the Plan by the Committee arising out of or in connection with the administration, construction, or effect of the Plan or any rules adopted thereunder shall, in each case, lie within the discretion of the Committee and shall be conclusive and binding upon Hastings and upon all Participants, and all persons claiming under or through any of them. The Committee shall have as members the Chief Executive Officer of Hastings and two other officers of Hastings designated by the Chief Executive Officer. In the absence of such designation, the other members of the Committee shall be the Chief Financial Officer and the most senior Vice President (other than the Chief Financial Officer) of Hastings.

9.	Effective Date

The Plan is subject to the approval of a majority of the holders of Hastings’ common stock present and entitled to vote at a meeting of shareholders. Subject to the receipt of such approval, the Plan shall be effective as of June 19, 2012. No Awards shall be made under the Plan after the tenth anniversary of its effective date, provided, however, that the Plan and all Awards made under the Plan prior to that date shall remain in effect until the Awards have been satisfied or terminated in accordance with the Plan and the terms of the Awards. Upon expiration of all Awards made under the Plan, the Plan shall terminate.

10.	Amendment

The Plan may be amended or repealed by the Board of Directors, provided that any such action shall not adversely affect any Participant’s rights under the Plan with respect to Awards which were made prior to such action. In no event shall the provisions of the Plan be amended more than once every six months, other than to comport with change in the Internal Revenue Code of 1986, as amended, ERISA, or the rules thereunder.

11.	Expenses of the Plan

All costs and expenses of the adoption and administration of the Plan shall be borne by Hastings and none of such expenses shall be charged to any Participant.

12.	Compliance with Rule 16b-3

It is the intention of Hastings that the Plan comply in all respects with Rule 16b-3 under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, if any Plan provision is later found to not be in compliance with Rule 16b-3, that provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3.

APPENDIX B

Hastings Entertainment, Inc.

2012 Stock Option Plan for Outside Directors

1.	Purposes of the Plan

The purpose of this Stock Option Plan for Outside Directors (the “Plan”) is to enable Hastings Entertainment, Inc. (“Hastings”) to attract and retain persons of outstanding competence to serve on its Board of Directors and strengthen the link between the Directors and Hastings stockholders by paying the Outside Directors a portion of their compensation in Hastings’ common stock (collectively, the “Options”)

2.	Definitions

(a) The terms “Outside Director” or “Participant” mean a member of the Board of Directors of Hastings who is not an employee within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), of Hastings or any of its subsidiaries. A Director of Hastings who is also an employee of Hastings or any of its subsidiaries shall become eligible to participate in the Plan and shall be entitled to receive Awards hereunder upon the termination of such employment.

(b) The term “Disability” means a permanent and total disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).

(c) The term “Retirement” shall mean, unless otherwise provided in an Award Agreement, (i) termination of Participant’s employment by reason of “retirement” as defined in any employment or severance agreement the Participant may have with the Company or a Subsidiary or (ii), if no such employment or severance agreement exists, a date otherwise determined by the Committee.

(d) The term “Committee” shall mean the Administrative Committee established pursuant to Section 9 hereof.

(e) The term “Market Value” means, with respect to a share of Hastings’ common stock, the fair market value thereof as of the relevant date of determination, as determined in accordance with the valuation methodology approved by the Committee. In the absence of any alternative valuation methodology approved by the Committee, the Fair Market Value of a share of Hastings’ common stock shall equal the average of the high and the low sales price as reported on the date of grant by the NASDAQ National Market System or by the principal exchange on which Hastings’ common stock is traded or, in the event that Hastings’ common stock is not listed for trading on the NASDAQ National Market System or such other national securities exchange as may be designated by the Committee but is quoted on an automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the average of the highest and lowest quoted selling prices as reported on said composite tape or automated system for the most recent day during which a sale occurred), provided, that in the absence of such markets for Hastings’ common stock, the Fair Market Value shall be determined by the Committee in good faith and in accordance with Section 409A of the Code.

(f) The term “Beneficial Owner” has the meaning set forth in Rule 13d-3 under the Exchange Act (as defined below).

3.	Eligibility

All Outside Directors of Hastings shall be eligible to receive Options hereunder.

4.	Shares Subject to the Plan

Subject to adjustment in accordance with Section 7 hereof, the total number of shares of common stock which may be subject to Options granted under the Plan is 50,000 (the “Shares”). Shares to be issued under the Plan may be authorized and unissued shares, issued shares that have been reacquired by Hastings (in the open-market or in private transactions) and that are being held in treasury, or a combination thereof. Any Shares subject to the unexercised portion of any Options granted under the Plan which expire or terminate without being exercised shall again be available for grant under the Plan.

5.	Stock Option Awards

(a) Annual Grants. Subject to the maximum number of Shares available under the Plan, each Outside Director shall automatically received on June 19, 2012, an Option to purchase 2,530 Shares (“Initial Option”). Subject to the maximum number of Shares available under the Plan, Outside Directors who are elected or appointed to the Board of Directors after such date shall automatically receive an Initial Option to purchase 2,530 Shares on the date of such Outside Director’s initial election or appointment to the Board of Directors. Commencing with the first anniversary of the grant of the Initial Option on June 19, 2012 and on each anniversary thereafter, each such Outside Director, so long as he or she remains an Outside Director, shall automatically receive an additional Option to purchase 2,530 Shares.

(b) Option Terms. Each Option and the issuance of Shares thereunder shall be subject to the following terms:

(i) Each Option shall be evidenced by an option agreement (“Agreement”) duly executed on behalf of Hastings. Each Agreement shall comply with and be subject to the terms and conditions of the Plan and comply with Section 409A of the Code. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee, subject to the restrictions on the Committee’s powers set forth in Section 9 of this Plan.

(ii) The Option exercise price shall be the Fair Market Value of the Shares subject to the Option on the date of grant thereof.

(c) Exercisability; Vesting. Subject to Section 7 hereof, each Option shall become exercisable with respect to 20% of the Shares subject thereto on each of the first, second, third, fourth and fifth anniversaries of the date of grant of such Option, provided that if the Participant optionee (“Optionee”) ceases to be an Outside Director for any reason, any unvested portion of any Option shall immediately become vested. The exercise date of each Option is referred to as the “Exercise Date”.

(d) Time and Manner of Exercise of Option.

(i) From and after its Exercise Date, an Option may be exercised in whole or in part at any time and from time to time; provided, however, that only whole Shares will be issued pursuant to the exercise of any Option.

(ii) Any Option may be exercised by giving written notice, signed by the person exercising the Option, stating the number of Shares with respect to which the Option is being exercised with payment to be made in cash. The notice of exercise shall be irrevocable. The Committee may permit other methods of payment, including through broker-assisted same day transactions.

(e) Terms of Options. Each Option shall expire ten (10) years from the date of grant, but shall be subject to earlier expiration under the following circumstances:

(i) In the event that an Optionee ceases to be an Outside Director for any reason other than the Optionee’s death or resignation from the Board due to a Disability, Retirement or a “Change in Control” (as hereinafter defined), the Options granted to such Optionee shall automatically expire at midnight 270 calendar days following the date such Optionee ceases to be an Outside Director; provided, however, that the term of any such Option shall not be extended beyond its initial term.

(ii) In the event of an Optionee’s death, Disability or Retirement or a “Change in Control” (as hereinafter defined), all Options granted to such Optionee shall be exercisable on the date of such event and shall expire three (3) years thereafter; provided, however, that the term of any such Option shall not be extended beyond its initial term. After the date of the Optionee’s death, the Options held by such Optionee may be exercised by the Optionee’s legal representatives or the Optionee’s estate, by any person or persons whom the Optionee shall have designated in writing on forms prescribed by and filed with Hastings or, if no such designation has been made, by the person or persons to whom the Optionee’s rights have passed by will or the laws of descent and distribution.

(f) Transferability. During an Optionee’s lifetime, an Option may be exercised only by the Optionee or the Optionee’s legal representative. Options granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or the laws of descent and distribution or a “qualified domestic relations order” as defined in the Code or ERISA except that, to the extent permitted by applicable law and Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), the Committee may permit an Optionee to designate in writing during the Optionee’s lifetime a beneficiary to receive and exercise Options in the event of the Optionee’s death, as provided herein. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon rights and privileges conferred hereby, shall be null and void.

(g) Optionee’s or Successor’s Rights as Shareholder. Neither an Optionee nor an Optionee’s successors in interest shall have any rights as a shareholder of Hastings with respect to any Shares subject to an Option granted to such person until such person becomes a holder of record of such Shares.

6.	Effect on Directorship

Neither the Plan nor the granting of any Options hereunder nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that a Participant has a right to continue as a Director for any period of time.

7.	Reorganization or Recapitalization

(a) Authority of the Company and Shareholders. The existence of the Plan, the Agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or that are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Change in Capitalization. Notwithstanding any provision of the Plan or any Agreement, the number and kind of Shares authorized for issuance under Section 4 of the Plan may be equitably adjusted in the sole discretion of the Committee in the event of a stock split, reverse stock spit, stock dividend, recapitalization, reorganization, partial or complete liquidation, reclassification, merger, consolidation, separation, extraordinary cash dividend, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase Shares at a price substantially below Fair Market Value, or any other corporate event or distribution of stock or property of the Company affecting the Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number and kind of Shares subject to any outstanding Award and the exercise price per Share (or the grant price per Share, as the case may be), if any, under any outstanding Award may be equitably adjusted (including by payment of cash to an Optionee) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Optioneess. Such adjustments shall be made by the Committee; provided, that such adjustments shall be in compliance with Section 409A of the Code. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject.

8.	Acceleration of Vesting of Stock Options

Subject to the provisions of Section 5(e) hereof, in the event of a Change in Control, as hereinafter defined, any unexercised Options granted prior to the date of such event shall automatically become vested and exercisable immediately prior to such date.

A “Change in Control” means:

(i) An acquisition by any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), who is not as of the effective date the beneficial holder of at least ten percent (10%) of Hastings’ then outstanding common stock, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (x) the then outstanding Hastings common stock (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then outstanding Hastings common stock entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition of Outstanding Company Common Stock by Hastings, (2) any acquisition of Outstanding Company Common Stock by any employee benefit plan (or related trust) sponsored or maintained by Hastings or any corporation controlled by Hastings or (3) any acquisition of Outstanding Company Common Stock by any person pursuant to a transaction that complies with clauses (1), (2) and (3) of subsection (iii) of this definition; or

(ii) A change in the composition of Hastings’ board of directors (the “Board”) such that the individuals who, as of the effective date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a director subsequent to the effective date whose election, or nomination for election by Hastings’ shareholders, is approved by a vote of at least a majority of those individuals who are members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual was a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii) The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of Hastings’ assets (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the outstanding common stock, and the combined voting power of the then outstanding common stock entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Corporate Transaction (including, without limitation, a corporation that as a result of such transaction owns Hastings or all or substantially all or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no person (other than Hastings, any employee benefit plan (or related trust) sponsored or maintained by Hastings or any corporation controlled by Hastings or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, thirty percent (30%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to Hastings prior to the Corporate Transaction and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv) The approval by the shareholders of Hastings of a complete liquidation or dissolution of Hastings.

Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code and under the terms of which the payment or settlement of such Award will accelerate upon a Change of Control, no event set forth herein will constitute a Change of Control for purposes of the Plan or any Award Agreement unless such event also constitutes a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of Hastings’ assets” as defined under Section 409A of the Code.

9.	Administrative Committee

The Committee shall have full power and authority to construe and administer the Plan; provided that the Committee shall have no power to change (i) the number of shares authorized under the Plan, (ii) the eligibility provisions of Section 3 of this Plan, (iii) the dates of grants or the amounts of grants under Section 5(a) of this Plan; (iv) the Option exercise price under Section 5(b)(ii) of this Plan, (v) the exercisability and vesting of Options under Section 5(c) of this Plan or (vi) the terms of Options under Section 5(e) of this Plan. Any action taken under the provisions of the Plan by the Committee arising out of or in connection with the administration, construction, or effect of the Plan or any rules adopted thereunder shall, in each case, lie within the discretion of the Committee and shall be conclusive and binding upon Hastings and upon all Participants, and all persons claiming under or through any of them. The Committee shall have as members the Chief Executive Officer of Hastings and two other officers of Hastings designated by the Chief Executive Officer. In the absence of such designation, the other members of the Committee shall be the Chief Financial Officer and the most senior Vice President (other than the Chief Financial Officer) of Hastings.

10.	Approval; Effective Date

The Plan is subject to the approval of a majority of the holders of Hastings’ common stock present and entitled to vote at a meeting of shareholders. Subject to the receipt of such approval, the Plan shall be effective June 19, 2012. No Awards shall be made under the Plan after the tenth anniversary of its effective date, provided, however, that the Plan and all Awards made under the Plan prior to that date shall remain in effect until the Awards have been satisfied or terminated in accordance with the Plan and the terms of Awards. Upon expiration of all Awards made under the Plan, the Plan shall terminate.

11.	Amendment

The Plan may be amended or repealed by the Board of Directors of Hastings, except that any amendment which would materially increase the benefits accruing to Participants, increase the number of Shares which may be issued under the Plan, or materially modify the requirements as to eligibility for participation in the Plan shall require the approval of a majority of the holders of Hastings’ common stock present and entitled to vote at a meeting of shareholders, and provided further, that any such action shall not adversely affect any Participant’s rights under the Plan with respect to Options outstanding prior to such action. In no event shall the provisions of the Plan be amended more than once every six months, other than to comport with changes in the Code, ERISA, or the rules thereunder.

12.	Expenses of the Plan

All costs and expenses of the adoption and administration of the Plan shall be borne by Hastings and none of such expenses shall be charged to any Participant.

13.	Compliance with Rule 16b-3

It is the intention of Hastings that the Plan comply in all respects with Rule 16b-3 under Section 16(b) of the Exchange Act. Accordingly, if any Plan provision is later found to not be in compliance with Rule 16b-3, that provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3.

14.	Tax Withholding

(a) Condition Precedent. The issuance of Hastings common stock pursuant to the exercise of any Option, is subject to the condition that if at any time the Committee shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any federal, state, or local law is necessary or desirable as a condition of, or in connection with such issuance, vesting or payment, then the issuance, vesting or payment shall not be effected unless the withholding shall have been effected or obtained in a manner acceptable to the Committee.

(b) Manner of Satisfying Withholding Obligation. When the Committee requires an Optionee to pay to Hastings an amount required to be withheld under applicable income tax laws in connection with Section 14(a) above, such payment shall be made, as the Committee may in each case in its discretion determine, (i) in cash, (ii) by check, (iii) by delivery to the Company of shares of Hastings common stock already owned by the Optionee having a Fair Market Value equal to the amount required to be withheld, (iv) through the withholding by the Company of a portion (but no more than the portion as so calculated) of Hastings common stock acquired upon the exercise of an Option equal to the amount required to be withheld, or (v) in any other form of valid consideration permitted by the Committee in its discretion.

(c) Tax Reporting. Hastings shall file, and shall furnish the Optionee a copy of, all federal, state, and local tax information returns that it deems to be required in connection with the grant, exercise, or vesting of any Award.

15.	Section 409A of the Code.

To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the effective date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, all without the consent of the Optionee, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section. In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority would contravene Section 409A of the Code or the guidance promulgated thereunder.

PROXY

HASTINGS ENTERTAINMENT, INC.

This proxy is solicited by the Board of Directors of Hastings Entertainment, Inc. for the Annual Meeting of Shareholders to be held at 4:00 p.m. central daylight saving time on Wednesday, May 30, 2012, at the Company’s Store Support Center. The Store Support Center is located at the 3601 Plains Boulevard in Amarillo, Texas. The undersigned hereby appoint(s) Angie Knight, with full power of substitution, and with discretionary authority, the proxy of the undersigned to vote all shares of common stock the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on May 30, 2012, and at any adjournment thereof, upon the matters listed below, and in accordance with her best judgment with respect to any other matters that may properly come before the meeting.

The proxy, when duly executed, will be voted in the manner directed herein, and in the absence of specific directions to the contrary, this proxy will be voted (i) for the election of the one nominee for director, (ii) for the adoption of the Hastings Entertainment, Inc. 2012 Stock Grant Plan for Outside Directors, (iii) for the adoption of the Hastings Entertainment, Inc. 2012 Stock Option Plan for Outside Directors (iv) for the ratification of appointment of the independent registered public accounting firm, and (v) in the discretion of the proxy holders on any other matters that may properly come before the meeting and any adjournments thereof.

This proxy is solicited on behalf of our Board of Directors and may be revoked prior to its exercise. The Board of Directors request that you promptly execute and mail this proxy.

Dated this         day of             , 2012

(Please sign exactly as your name appears on the stock certificate. If shares are held jointly, each shareholder should sign. When signing as executor, administrator,

trustee, guardian, or other capacity, please give title as such.)

1. Election of Two Directors:

Nominees:	For	Withhold

John H. Marmaduke	☐	☐
Jeffrey G. Shrader	☐	☐

2. Proposal to approve the adoption of the 2012 Stock Grant Plan for Outside Directors:

For	Against	Abstain
☐	☐	☐

3. Proposal to approve the adoption of the 2012 Stock Option Plan for Outside Directors:

For	Against	Abstain
☐	☐	☐

4. Ratification of the Appointment of the Independent Registered Public Accounting Firm:

For	Against	Abstain
☐	☐	☐

5. In their discretion, the proxies are authorized to vote on any other matters that may properly come before the meeting and any     adjournment thereof.

Vote by Internet at http://www.proxyvoting.com/hast; by telephone at 1-866-540-5760; or by mail. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.